                                                                    Exhibit 4.16

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                         CITY OF WEIRTON, WEST VIRGINIA



                                       AND



                      ------------------------------------



                                   as Trustee



                            ------------------------



                               INDENTURE OF TRUST



                            ------------------------











                          Dated as of November 1, 1989

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




                                TABLE OF CONTENTS

             (This Table of Contents is not a part of the Indenture
               of Trust and is only for convenience of reference.)

                                                                                                                PAGE
                                                                                                                ----

PARTIES      ...................................................................................................  1
RECITALS     ...................................................................................................  1
GRANTING CLAUSES................................................................................................  2


ARTICLE I                 DEFINITIONS.............................................................................3
     SECTION 1.01.        DEFINITION OF TERMS.....................................................................3

ARTICLE II                AUTHORIZATION AND ISSUANCE OF BONDS.....................................................9
     SECTION 2.01.        AUTHORIZED AMOUNT OF BONDS..............................................................9
     SECTION 2.02.        PURPOSES FOR WHICH BONDS MAY BE ISSUED..................................................9
     SECTION 2.03.        ISSUANCE OF SERIES 1989 BONDS...........................................................9
     SECTION 2.04.        EXECUTION; LIMITED OBLIGATIONS.........................................................10
     SECTION 2.05.        AUTHENTICATION.........................................................................11
     SECTION 2.06.        FORM OF BONDS..........................................................................11
     SECTION 2.07.        TEMPORARY BONDS........................................................................11
     SECTION 2.08.        DELIVERY OF THE SERIES 1989 BONDS......................................................11
     SECTION 2.09.        MUTILATED, LOST, STOLEN OR DESTROYED BONDS.............................................12
     SECTION 2.10.        INTERCHANGEABILITY OF BONDS............................................................13
     SECTION 2.11.        NEGOTIABILITY OF BONDS AND REGISTRATION BOOKS..........................................13
     SECTION 2.12.        TRANSFER OF BONDS......................................................................14
     SECTION 2.13.        REGULATIONS WITH RESPECT TO EXCHANGES AND TRANSFERS....................................14
     SECTION 2.14.        ADDITIONAL BONDS.......................................................................14


ARTICLE III  REDEMPTION OF BONDS BEFORE MATURITY;  TENDER OPTION RIGHTS OF BONDHOLDERS...........................16
     SECTION 3.01.        MANDATORY REDEMPTION; EXTRAORDINARY REDEMPTION;
                          OPTIONAL REDEMPTION....................................................................16

ARTICLE IV                FUNDS, BOND PROCEEDS, REVENUES AND APPLICATION
                          THEREOF................................................................................25

ARTICLE V                 GENERAL COVENANTS AND PROVISIONS.......................................................28

ARTICLE VI                DISCHARGE OF INDENTURE.................................................................31

                                      (i)

ARTICLE VII               DEFAULTS AND REMEDIES..................................................................33

ARTICLE VIII              THE TRUSTEE............................................................................38

ARTICLE IX                SUPPLEMENTAL INDENTURES................................................................44

ARTICLE X                 AMENDMENT OF AGREEMENT.................................................................47

ARTICLE XI                MISCELLANEOUS..........................................................................48



Acknowledgments

EXHIBIT A - FORM OF BOND, CERTIFICATE OF AUTHENTICATION

                               INDENTURE OF TRUST

                  THIS INDENTURE OF TRUST (the "Indenture"), dated as of November 1, 1989, is between the CITY OF WEIRTON, WEST VIRGINIA (the "Issuer"), a public corporation and an incorporated municipality duly organized and existing under the constitution and laws of the State of West Virginia, and Pittsburgh National Bank (the "Trustee"), a banking association organized and existing under and by virtue of the laws of the United States of America, with its principal corporate trust office located at Pittsburgh, Pennsylvania, as Trustee.

                               W I T N E S S E T H

                  WHEREAS, pursuant to and in accordance with the provisions of The Industrial Development and Commercial Development Bond Act, Chapter 13,
Article 2C, West Virginia Code, as amended (the "Act"), by Resolution of the City Council of the Issuer, and in furtherance of the purposes of the Act, Issuer proposes to refund certain of its outstanding pollution control revenue bonds (the "Prior Bonds") issued to finance (or refinance) the acquisition, construction and installation of certain pollution control equipment which is presently leased by the Issuer to, or owned by, Weirton Steel Corporation (the "Company"); and

                  WHEREAS, the Issuer proposes to finance the cost of the refunding of the Prior Bonds by the issuance of its pollution control revenue bonds, (the "Series 1989 Bonds") under this Indenture of Trust; and

                  WHEREAS, the Issuer has undertaken to finance the refunding of the Prior Bonds by loaning the proceeds from the sale of the Series 1989 Bonds to the Company pursuant to a Loan Agreement (the "Agreement"), dated as of November 1, 1989, between the Issuer and the Company providing for loan payments from the Company to the Issuer sufficient to pay when due the principal of, premium, if any, and interest on the Series 1989 Bonds and related expenses; and

                  WHEREAS, it has been determined that the estimated amount ..necessary to finance the cost of the refunding of the Prior Bonds will require the issuance, sale and delivery of the Series 1989 Bonds in the aggregate principal amount of $56,300,000, as hereinafter provided; and

                  WHEREAS, all things necessary to make the Series 1989 Bonds when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal obligations of the Issuer according to the import thereof, and to constitute this Indenture a valid assignment and pledge of the amounts pledged to the payment of the principal of, premium, if any, and interest on the Series 1989 Bonds, and to constitute this Indenture a valid assignment of the rights of the Issuer under the Agreement, have been done and performed, and the creation, execution and delivery of this Indenture, and the creation, execution and issuance of the Series 1989 Bonds, subject to the terms hereof, have in all respects been duly authorized.

               NOW, THEREFORE, THIS INDENTURE OF TRUST WITNESSETH:

                                GRANTING CLAUSES

                  That the Issuer in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Series 1989 Bonds by the holders and owners thereof, and of the sum of one dollar, lawful money of the United States of America, to it duly paid by the Trustee at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure the payment of the principal of, premium, if any, and interest on the Series 1989 Bonds and any additional bonds issued in accordance with the provisions of this Indenture (collectively, the "Bonds") according to their tenor and effect and to secure the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, does hereby assign and grant a security interest in the following (collectively, the "Trust Estate") to Pittsburgh National Bank, Pittsburgh, Pennsylvania, as Trustee, and its successors in trust and assigns forever, for the securing of the performance of the obligations of the Issuer hereinafter set forth:

                              GRANTING CLAUSE FIRST

                  The Agreement, including all extensions and renewals of the term thereof, if any, together with all right, title and interest of the Issuer in and to the Agreement (except under Sections 4.2(b) and (c), 6.2 and 7.4 thereof), including, but not limited to, the present and continuing right to make claim for, collect, receive and receipt for any of the sums, amounts, income, revenues, issues and profits and any other sums of money payable or receivable under the Agreement (except under Sections 4.2(b) and (c), 6.2 and 7.4 thereof), to bring actions and proceedings thereunder or for the enforcement thereof (except for amounts payable under Sections 4.2(b) and (c), 6.2 and 7.4 thereof), and to do any and all other things which the Issuer under the Agreement is or may become entitled to.

                             GRANTING CLAUSE SECOND

                  All moneys and securities from time to time held by the Trustee under the terms of this Indenture, except for moneys deposited with or paid to the Trustee for the redemption of particular Bonds, notice of the redemption of which has been duly given.

                              GRANTING CLAUSE THIRD

                  Any and all other Property of every name and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred as and for additional security hereunder by the Issuer or by anyone in its behalf or with its written consent in favor of the Trustee, and the Trustee is hereby authorized to receive any and all such Property at any and all times and to hold and apply the same subject to the terms hereof.

                  TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, unto the Trustee and its respective successors and assigns forever;

                  IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all present and future holders and owners of the Bonds, from time to time, issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds;

                  PROVIDED, HOWEVER, that if the Issuer, its successors or assigns shall well and truly pay, or cause to be paid, the principal of, premium, if any, and interest on the Bonds due or to become due thereon, at the times and in the manner set forth in the Bonds according to the true intent and meaning thereof, and shall cause the payments to be made on the Bonds as required hereunder, or shall provide, as permitted herein, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon, and shall well and truly cause to be kept, performed and observed all of its covenants and conditions pursuant to the terms of this Indenture, and shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, then upon the final payment thereof this Indenture and the rights hereby granted shall cease, determine and be void; otherwise this Indenture shall remain in full force and effect.

                  THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and all said Property, rights and interests, including, without limitation, the amounts payable under the Agreement and any other amounts hereby assigned and pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as herein expressed, subject to the limitations of Section 2.04 hereof, and the Issuer has agreed and covenanted and does hereby agree and covenant with the Trustee and with the respective holders and owners of the Bonds as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. DEFINITION OF TERMS. The following words and terms as used in this Indenture shall have the following meanings unless the context or use indicates another or different meaning or intent:

                  "ACT" means The Industrial Development and Commercial Development Bond Act, Chapter 13, Article 2C, West Virginia Code, as amended.

                  "ADDITIONAL BONDS" means bonds issued by the Issuer pursuant to Section 2.14 of this Indenture in addition to the Series 1989 Bonds.

                  "AGREEMENT" means the Loan Agreement, dated as of November 1, 1989, by and between the Issuer and the Company, as the same may be amended from-time to time.

                  "AUTHORIZED INVESTMENTS" means (i) obligations of the State or the United States of America, (ii) obligations the principal of and interest on which are fully guaranteed by the State or the United States of America, (iii) obligations of any agency of the United States of America which may from time to time be legally purchased by savings banks within the State as an investment of funds belonging to them or under their control, (iv) certificates of deposit issued by, or time deposits with, any bank, trust company or national banking association having a combined capital and surplus of at least $50,000,000 (including the Trustee), (v) repurchase agreements fully collateralized by obligations of the type specified in (i) and (ii) above (including repurchase agreements with the Trustee as seller and repurchaser),
(vi) commercial or finance paper of any Person other than the Company or any Related Person, rated P-1 by Moody's Investors Service, Inc., or A-1 by Standard & Poor's Corporation, or (vii) Eurodollar deposits or other obligations with the London branches of United States or Japanese banks.

                  "AUTHORIZED REPRESENTATIVE" means, in the case of the Issuer, the Mayor, Vice-Mayor or Clerk of the Issuer; in the case of the Company, its president or any vice president, and, in the case of both, such additional persons as, at the time, are designated to act in behalf of the Issuer or the Company, as the case may be, by written certificate furnished to the Trustee, the Issuer or Company, as the case may be, containing the specimen signature of each such person and signed on behalf of (i) the Issuer by the Mayor, Vice-Mayor or Clerk of the Issuer and (ii) the Company by its president or any vice president.

                  "BOND" or "BONDS" means the Series 1989 Bonds and any Additional Bonds, and any Bonds exchanged therefor in accordance with Section
2.09 of this Indenture.

                  "BOND COUNSEL" means the firm of Willkie Farr & Gallagher, New York, New York, or any other attorney or firm of attorneys whose experience in matters relating to the issuance of obligations by states and their political subdivisions is nationally recognized.

                  "BOND FUND" means the fund so designated which is created by
Section 4.01 of this Indenture.

                  "BONDHOLDER" or "HOLDER" or "OWNER" means the registered owner of any Bond as its name appears in the registration books of the Issuer maintained by the Trustee as, bond registrar.

                  "BOND PAYMENT DATE" means any Interest Payment Date and each date on which principal shall be payable on or with respect to any of the Bonds according to their respective terms so long as any of the Bonds shall be Outstanding.

                  "BOND PROCEEDS" means the amount, including accrued interest and premium, if any, paid to the Issuer by the initial purchasers of the Series 1989 Bonds or any Additional Bonds, as the case may be, as the purchase price thereof.

                  "BOND RESOLUTION" means the resolution of the Issuer authorizing the issuance, execution, sale and delivery of the Series 1989 Bonds and the execution and delivery of this Indenture, and the Agreement, as such resolution may be amended or supplemented from time to time.

                  "BUSINESS DAY" means any day of the week other than a Saturday, Sunday or legal holiday in The City of New York, New York, or the City of Pittsburgh, Pennsylvania, or a day on which banking institutions in The City of New York, New York, or the City of Pittsburgh, Pennsylvania, are authorized by law to close.

                  "CLOSING DATE" means the date of issuance and delivery by the Issuer to the initial purchasers of the Series 1989 Bonds or any Additional Bonds, as the case may be.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations.

                  "COMPANY" means (i) Weirton Steel Corporation and its successors and assigns, and (ii) any surviving, resulting or transferee entity.

                  "CONDEMNATION" means the taking of title to, or the use of, Property, or transfer in lieu thereof, under the exercise of the power of eminent domain by any governmental entity or other Person acting under governmental authority.

                  "DEBT SERVICE PAYMENT" means, with respect to any Bond Payment Date, whether any such payment shall be due at maturity or upon redemption or acceleration of the Bonds or otherwise, (i) the interest payable on each such Bond Payment Date on all Bonds then Outstanding, plus (ii) the principal, if any, payable on such Bond Payment Date on all such Bonds, plus (iii) the premium, if any, payable on such Bond Payment Date on all such Bonds.

                  "EVENT OF DEFAULT" or "DEFAULT" means any Event of Default under this Indenture as specified in and determined by Section 7.01 hereof.

                  "GOVERNMENT OBLIGATIONS" means direct general obligations of, or obligations the payment of the principal of and interest on which are fully guaranteed by, the United States of America which are noncallable and which at the time of investment are legal investments under the laws of the State for the money proposed to be invested therein.

                  "INDENTURE" means this Indenture of Trust, by and between the Issuer and the Trustee, dated as of November 1, 1989, as the same may be amended or supplemented by any Supplemental Indenture.

                  "INDEPENDENT COUNSEL" means an attorney or firm of attorneys duly admitted to practice law before the highest court in any state of the United States of America or in the District of Columbia and not a full-time employee of the Issuer, the Company or the Trustee.

                  "INTEREST PAYMENT DATE" means each date on which interest shall be payable on any of the Bonds in accordance with their terms.

                  "ISSUER" means (i) City of Weirton, West Virginia, and its successors and assigns, and (ii) any public corporation or political subdivision resulting from or surviving any consolidation or merger to which the Issuer or its successors or assigns may be a party.

                  "LIEN" means any interest in Property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, including, but not limited to, a security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or from a lease, consignment or bailment for security purposes.

                  "LOAN FUND" means the fund so designated which is created by
Section 4.01 of this Indenture.

                  "MOODY'S" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, by notice to the Trustee.

                  "NET PROCEEDS" means, with respect to any of the Bonds, the gross proceeds received from the sale of such Bonds, less all expenses, costs and' taxes (including attorneys' fees) incurred in obtaining such gross proceeds.

                  "OUTSTANDING" or "BONDS OUTSTANDING" or "OUTSTANDING BONDS" means as of any date, all Bonds theretofore authenticated and delivered by the Trustee under this Indenture, or any supplement hereto, except: (i) any Bond cancelled by the Trustee because of payment at maturity, whether at its stated maturity or upon call for redemption prior to maturity; (ii) any Bond for the payment of the principal or redemption price of and interest on which moneys or Government Obligations have been deposited with the Trustee on or prior to its date of maturity, whether at its stated maturity or upon call for redemption prior to maturity, other than as part of a defeasance of all the Bonds pursuant to Article VI of this Indenture; (iii) any Bond deemed to be paid in accordance with Section 6.02 of this Indenture, except that any such Bond shall be deemed Outstanding `until its date of actual payment, whether at its stated maturity or upon call for redemption prior to maturity, solely for the purpose of being exchanged or reregistered; and (iv) any Bond in lieu of or in substitution for which another Bond shall have been authenticated and delivered or which shall have been paid pursuant to Section 2.09 of this Indenture, unless proof satisfactory to the Trustee is presented that any Bond, for which a Bond in lieu of or in substitution therefor shall have been authenticated and delivered, is held by a bona fide purchaser, as that term is defined in Article 8 of the Uniform Commercial Code of the State, as amended, in which case both the Bond so substituted and replaced and the Bond or Bonds authenticated and delivered in lieu thereof or in substitution therefor shall be deemed outstanding.

                  "PAYING AGENT" means the Trustee, acting as paying agent hereunder, and any additional paying agent for the Bonds appointed pursuant to
Article VIII of this Indenture, their respective successors and any other corporation which may at any time be substituted in their respective places pursuant to this Indenture.

                  "PERSON" means an individual, partnership, corporation, trust or unincorporated organization, or a government, governmental agency, public benefit corporation or any political subdivision thereof.

                  "PROJECT" means the pollution control equipment heretofore installed in the Company's steel manufacturing plant, located in the City of Weirton, West Virginia, financed (or refinanced) with the proceeds of the Series 1978 Bonds and Series 1981 Bonds and presently owned by, or leased to, the Company.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

                  "RECORD DATE" means the fifteenth day of the month next preceding any Bond Payment Date.

                  "RELATED PERSON" means any Person constituting a "related person" within the meaning ascribed to such quoted term in Section 144(a)(3) of the Code.

                  "SERIES 1978 BONDS" means the Issuer's Pollution Control Revenue Bonds, Series 1978 (National Steel Corporation Project) in the original aggregate principal amount of $14,300,000.

                  "SERIES 1978 ESCROW DEPOSIT AGREEMENT" means the Escrow Deposit Agreement, dated as of October 1, 1989, between the Issuer and Mellon Bank, N.A., as the same may be amended from time to time.

                  "SERIES 1978 REFUNDING TRUST FUND" means the 1989 Refunding Trust Fund created pursuant to the Series 1978 Escrow Deposit Agreement.

                  "SERIES 1981 BONDS" means the Issuer's Floating Rate Pollution Control Revenue Bonds (National Steel Corporation Project) Series 1981 in the original aggregate principal amount of $42,000,000.

                  "SERIES 1981 ESCROW DEPOSIT AGREEMENT" means the Escrow Deposit Agreement, dated as of October 1, 1989, between the Issuer and Pittsburgh National Bank, as the same may .be amended from time to time.

                  "SERIES 1981 REFUNDING TRUST FUND" means the 1989 Refunding Trust Fund created pursuant to the Series 1981 Escrow Deposit Agreement.

                  "SERIES 1989 BONDS" means the Issuer's Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 in the original aggregate principal amount of $56,300,000.

                  "S&P" means Standard & Poor's Corporation, a corporation organized and existing under the laws of the State of New York, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, by notice to the Trustee.

                  "STATE" means the State of West Virginia.

                  "SUPPLEMENTAL INDENTURE" means any indenture supplemental to or amendatory of this Indenture adopted by the Issuer in accordance with Article IX hereof.

                  "TREASURY REGULATIONS" means those regulations promulgated by the United States Treasury Department under the Internal Revenue Code of 1954, as amended, as well as any regulations promulgated under the Internal Revenue Code of 1986, as amended.

                  "TRUST ESTATE" means all Property which may from time to time be subject to the Lien of this Indenture.

                  "TRUSTEE" means Pittsburgh National Bank and its successors as trustee hereunder, together with any banking institution resulting from or surviving any consolidation or merger to which it or its successors may be a party and any temporary or successor trustee at the time serving as such hereunder. "Principal Corporate Trust Office" means the principal corporate trust office of the Trustee located at Pittsburgh, Pennsylvania.

                               [End of Article I]

                                   ARTICLE II

                       AUTHORIZATION AND ISSUANCE OF BONDS

                  Section 2.01. AUTHORIZED AMOUNT OF BONDS. The total principal amount of Bonds that may be issued hereunder is hereby expressly limited to Fifty Six Million Three Hundred Thousand Dollars ($56,300,000), except as provided in Sections 2.09 and 2.14 hereof.

                  Section 2.02. PURPOSES FOR WHICH BONDS MAY BE ISSUED. Bonds may be issued only for the purposes of paying the cost of refunding the Series 1978 Bonds and the Series 1981 Bonds and the purposes set forth in Section 2.14 hereof.

                  Section 2.03. ISSUANCE OF SERIES 1989 BONDS. (a) The Series 1989 Bonds shall be designated "Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989." The Bonds shall be issuable as fully registered Bonds without coupons in the denomination of $5,000, or any integral multiple of $5,000 in excess thereof. Unless the Issuer shall otherwise direct, the Bonds shall be identified by a legend consisting of the letter "R" and shall be numbered consecutively from 1 upward within each series in order of issuance.

                  (b) The Bonds shall be dated as provided in paragraph (d) of this Section 2.03. The Series 1989 Bonds (i) shall bear interest from their date on any unpaid principal until the principal balance is paid in full at the rate of eight and five-eighths per cent (8-5/8%) per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), payable on May 1, 1990, and on the first day of each May and November thereafter, and (ii) shall mature on November 1, 2014.

                  Except as otherwise provided herein, all Bonds shall be subject to redemption prior to maturity on the terms, for the reasons, in the manner, at the price or prices and as otherwise set forth in Article III hereof.

                  (c) The Bonds shall be issued only in the form of fully registered Bonds without coupons.

                  (d) The Bonds shall be dated as of the Interest Payment Date next preceding the date of authentication thereof by the Trustee, (i) unless such date of authentication shall be an Interest Payment Date, in which case such Bonds shall be dated as of such date of authentication, or (ii) unless such date of authentication is a date prior to the first Interest Payment Date, in which case such Bonds shall be dated November 1, 1989 (except that Additional Bonds shall be dated the date specified in the Supplemental Indenture authorizing their issuance), or (iii) unless interest on the Bonds is in default as shown by the Bond payment records of the Trustee, in which case such Bonds shall be dated as of the last Interest Payment Date on which interest on such Bonds has been paid in full or, if no interest has been paid, such Bonds shall be dated November 1, 1989 (except that Additional Bonds shall be dated the date specified in the Supplemental Indenture authorizing their issuance).

                  (e) The principal of and premium, if any, on the Bonds shall be payable, upon presentation and, in the case of payment at maturity or by prior redemption, surrender of such

Bonds, at the Principal Corporate Trust Office of the Trustee. Payment of interest on Bonds shall be made on each Interest Payment Date to the Owner on the Record Date and shall be paid by check mailed by the Trustee to such registered owner at his address as it appears on the registration books of the Issuer maintained by the Trustee as bond registrar or at such other address as is furnished to the Trustee in writing by such registered owner. Except as otherwise provided in this Section 2.03 (e) and in Section 2.03 (f) hereof, payment of principal of, premium, if any, and interest on the Bonds shall be made in lawful money of the United States of America which on the date of payment thereof shall be legal tender for the payment of public and private debts.

                  (f) Notwithstanding anything contained in this Indenture to the contrary, interest on Bonds due on any Interest Payment Date shall be payable to the Person in whose name such Bond is registered at the close of business on the Record Date with respect to such Interest Payment Date, irrespective of any transfer or exchange of such Bond subsequent to such Record Date and prior to such Interest Payment Date, unless the Issuer shall default in the payment of interest due on such Interest Payment Date. In the event Of any such default, such defaulted interest shall be payable to the Person in whose name such Bond is registered at the close of business on a special record date for the payment of such defaulted interest established by notice mailed by or on behalf of the Issuer to the registered Holders of Bonds not less than fifteen
(15) days preceding such special record date. Such notice shall be mailed to the Persons in whose name the Bonds are registered at the close of business on the fifteenth day preceding the date of mailing. Payment of interest and principal on the Bonds, at the option of the Issuer, may be made by check mailed to the registered address of the Person entitled thereto.

                  Section 2.04. EXECUTION; LIMITED OBLIGATIONS. (a) The Bonds shall be executed in the name and on behalf of the Issuer with the manual or facsimile signature of its Mayor or Vice-Mayor and sealed with its corporate seal or a facsimile thereof, each of the foregoing to be attested to by the manual or facsimile signature of its Clerk. Each such facsimile signature shall have the same force and effect as a manual signature. In case any officer whose manual or facsimile signature shall appear on the Bonds shall cease to be such officer before the delivery of such Bonds, such signature shall nevertheless be valid and sufficient for all purposes as if such officer had remained in office until such delivery; and any Bond may be signed on behalf of the Issuer, manually or in facsimile, by the person who, on the date of execution of such Bond, shall be the proper officer of the Issuer, even if such officer did not occupy such office on the date of execution of this Indenture.

                  (b) The Bonds and the interest thereon shall not be general obligations of the Issuer, but shall be limited obligations payable solely from the amounts payable under the Agreement (except to the extent paid out of moneys attributable to the proceeds derived from the sale of the Bonds or to income from the investment thereof) and shall be a valid claim of the respective Holders thereof only against the Bond Fund and other moneys held by Trustee and the amounts payable under the Agreement. Neither the Issuer, the State nor any other political subdivision of the State shall be obligated to pay the principal of the Bonds or the interest thereon or other costs incident thereto except from the revenues and other amounts pledged therefor. Neither the general credit nor the taxing power of the Issuer or the State or any other political subdivision thereof is pledged to the payment of the principal of, premium, if any, or interest on the Bonds or other costs incident thereto. The Bonds and the interest thereon shall not be a charge upon the tax revenues of the Issuer, or a charge upon any other revenues or Property of the Issuer not specifically pledged thereto.

                  Section 2.05. AUTHENTICATION. No Bond shall be valid for any purpose or shall be entitled to any right or benefit hereunder unless there shall be endorsed on such Bond a Certificate of Authentication, substantially in the form set forth in Exhibit A attached hereto, duly executed by the Trustee. Such executed Certificate of Authentication by the Trustee upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The Trustee's Certificate of Authentication on any Bond shall be deemed to have been executed by it if signed by an authorized signatory of the Trustee, but it shall not be necessary that the same person sign the Certificate of Authentication on all of the Bonds issued hereunder.

                  Section 2.06. FORM OF BONDS. All Bonds issued under this Indenture shall be in substantially the form set forth in Exhibit A attached hereto, with appropriate variations, omissions and insertions as permitted or required by this Indenture.

                  Section 2.07. TEMPORARY BONDS. Until Bonds in definitive form are ready for delivery, the Issuer may execute, and upon the request of the Issuer, the Trustee shall authenticate and deliver, subject to the provisions, limitations and conditions set forth herein, one or more Bonds in temporary form, whether printed, typewritten, lithographed or otherwise produced, substantially in the form of the definitive Bonds, with appropriate omissions, variations and insertions, and in authorized denominations. Until exchanged for Bonds in definitive form, such Bonds in temporary form shall be entitled to the Liens and benefits of this Indenture. Upon presentation and surrender of any Bond or Bonds in temporary form, the Issuer shall, at the request of the Trustee, execute and deliver to the Trustee, and the Trustee shall authenticate and deliver, in exchange therefor, a Bond or Bonds in definitive form. Such exchange shall be made by the Trustee without making any charge therefor to the Owner of such Bond in temporary form. Notwithstanding the foregoing, Bonds in definitive form may be issued hereunder in typewritten form.

                  Section 2.08. DELIVERY OF THE SERIES 1989 BONDS. (a) Upon the execution and delivery of this Indenture, the Issuer shall execute and deliver the Series 1989 Bonds to the Trustee and the Trustee shall authenticate the Series 1989 Bonds and deliver them to the initial purchasers thereof in accordance with the directions of the Issuer and the provisions of this Section 2.08.

                  (b) Prior to or simultaneously with the delivery by the Trustee of any of the Series 1989 Bonds, there shall be filed with the Trustee at least:

                  1. Original, executed counterparts of the Agreement, the Series 1978 Escrow Deposit Agreement, the Series 1981 Escrow Deposit Agreement and this Indenture.

                  2. A certificate executed by an Authorized Representative of the Company with respect to the due execution and delivery of the Agreement.

                  3. A copy, duly certified by an Authorized Representative of the Issuer, of the Bond Resolution.

                  4. An opinion of counsel for the Company stating that, in the opinion of such counsel, the Agreement has been duly executed and delivered on behalf of the Company and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent certain bankruptcy and insolvency laws and equitable principles may affect its enforceability.

                  5. An opinion of counsel for the Issuer stating in the opinion of such counsel (i) that the Agreement, each of the 1978 Escrow Deposit Agreement and 1981 Escrow Deposit Agreement and this Indenture have been duly authorized, executed and delivered by the Issuer,
                           (ii) that the Agreement and this Indenture are legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms, except to the extent certain bankruptcy or insolvency laws and equitable principles may affect their enforceability, and (iii) that this Indenture creates all the Liens which it purports to create.

                  6. An opinion of Bond Counsel as to the due existence and authority of the Issuer; the valid issuance of the Series 1989 Bonds under the Bond Resolution and the Act; the exemption from registration of the Series 1989 Bonds under the Securities Act of 1933, as amended; the exemption from qualification of the Indenture under the Trust Indenture Act of 1939, as amended; and the tax-exempt status of the interest payable on the Series 1989 Bonds under the Code and under the laws of the State.

                  7. An authorization to the Trustee, signed by an Authorized Representative of the Issuer, to authenticate and deliver the Series 1989 Bonds to the purchaser or purchasers therein identified.

                  8. Such other documents and opinions as the Trustee may reasonably request.

                  Section 2.09. MUTILATED, LOST, STOLEN OR DESTROYED BONDS. (a) In the event any Bond is mutilated, lost, stolen or destroyed, the Issuer may execute and, upon the request of an Authorized Representative of the Issuer, the Trustee shall authenticate and deliver a new Bond of like principal amount, maturity, interest rate and series as the mutilated, destroyed, lost or stolen Bond in exchange for a mutilated Bond or in substitution for a Bond so destroyed, lost or stolen, as the case may be. In every such case of exchange or substitution, the applicant shall furnish to the Issuer, the Trustee and the Company (i) such security or indemnity as may be reasonably required by any of them to save each of them harmless from all risks, however remote, and (ii) evidence to their reasonable satisfaction of the mutilation, destruction, loss or theft of the applicant's Bond and of the ownership thereof. Upon the issuance of any Bond upon such exchange or substitution, the Issuer, the Company or Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including counsel fees, of the Issuer, the Company or the Trustee incurred in connection therewith. In case any Bond which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a Bond in exchange or substitution therefor, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Bond) if the applicant for such payment shall furnish to the Issuer, to the Company and to the Trustee such security or indemnity as either of them may reasonably require to save them harmless, together with evidence to the reasonable satisfaction of the Issuer, to the Company and the Trustee of the mutilation, destruction, loss or theft of such Bond and of the ownership thereof.

                  (b) All Bonds shall be held and owned upon the express condition that the provisions of this Section 2.09 are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds and shall preclude all other rights or remedies, notwithstanding any law or statute now existing or hereinafter enacted to the contrary.

                  Section 2.10. INTERCHANGEABILITY OF BONDS. Subject to Section 2.13, any Bond, upon surrender thereof at the Principal Corporate Trust office of the Trustee together with a written instrument of transfer reasonably satisfactory to the Trustee duly executed by the registered owner or his duly authorized attorney, may be exchanged for an equal aggregate principal amount of fully registered Bonds of the same maturity, interest rate and series as the Bonds so surrendered in any other authorized denominations.

                  Section 2.11. NEGOTIABILITY OF BONDS AND REGISTRATION BOOKS.
(a) All Bonds issued under this Indenture shall be negotiable, subject to the provisions for registration and transfer contained in this Indenture and in the Bonds.

                  (b) So long as any Bonds shall remain Outstanding, the Issuer shall maintain at the Principal Corporate Trust Office of the Trustee books for the registration and transfer of the Bonds. The Trustee is hereby appointed bond registrar for the Issuer for the purpose of registering and effecting transfers on such registration books. By executing this Indenture, the Trustee accepts the duties and obligations of bond registrar for the Issuer. The Trustee, as bond registrar, shall register in such books and permit to be transferred thereon, under such reasonable regulations as the Trustee may prescribe, any Bond entitled to registration or transfer.

                  Section 2.12. TRANSFER OF BONDS. (a) Each Bond shall be transferable only on the books of the Issuer upon surrender thereof at the Principal Corporate Trust Office of the Trustee together with a written instrument of transfer reasonably satisfactory to the Trustee duly executed by the registered owner or his attorney duly authorized in writing. Upon the transfer of any such Bond, the Issuer shall issue in the name of the transferee a new, registered Bond or Bonds of the same aggregate principal amount, maturity, interest rate and series as the surrendered Bond.

                  (b) The Issuer, the Trustee and any Paying Agent may deem and' treat the Person in whose name any Bond shall be registered upon the books of the Issuer as the absolute owner thereof, whether such Bond shall be overdue or not, for the purpose of receiving payment of the principal or redemption price of and (subject to the other provisions of this Indenture) interest on such Bond and for all other purposes. All such payments so made to any such registered owner, or upon his order, shall satisfy and discharge the liability of the Issuer upon such Bond to the extent of the sum or sums so paid. The Issuer, the Trustee and any Paying Agent shall not be affected by any notice to the contrary.

                  Section 2.13. REGULATIONS WITH RESPECT TO EXCHANGES AND TRANSFERS. (a) In all cases in which the privilege of exchanging or transferring Bonds is exercised, the Issuer shall execute and the Trustee shall authenticate and deliver Bonds .in accordance with the provisions of this Indenture. All Bonds surrendered in any such exchanges or transfers shall forthwith be cancelled in accordance with the provisions of Section 5.10 hereof. For every such exchange or transfer of Bonds, the Issuer or the Trustee may impose a charge sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such exchange or transfer, and may charge the Company for (i) the cost of preparing each new Bond and (ii)' any other expenses of the Issuer or the Trustee incurred in connection therewith.

                  (b) The Trustee shall not be required to exchange or register a transfer of (i) any Bonds during the 15-day period next preceding the selection of Bonds to be redeemed and thereafter until the date of the mailing of a notice of redemption of Bonds selected for redemption, or (ii) any Bonds selected, called or being called for redemption in whole or in part except, in the case of any Bond to be redeemed in part, the portion thereof not to be so redeemed.

                  Section 2.14. ADDITIONAL BONDS. As long as the Agreement is in effect, one or more series of Additional Bonds may be issued, authenticated and delivered for the purposes provided in the Agreement. Such Additional Bonds shall be payable solely from the amounts payable under the Agreement (except to the extent paid out of moneys attributable to the proceeds derived from the sale of the Additional Bonds or to income from the investment thereof). The Additional Bonds of each such series shall be authenticated by Trustee and, upon payment to the Trustee of the proceeds of the sale of such series of Additional Bonds, they shall be delivered by Trustee to or upon the order of the initial purchasers thereof, but only upon there being filed with Trustee:

                  (a) Original, executed counterparts of a Supplemental Indenture and an amendment of the Agreement (if required by the Agreement) providing for the issuance and payment of such series of Additional Bonds, together with certificates, documents and opinions relating to the Additional Bonds, the Supplemental Indenture and the amendment to the Agreement (if any) substantially as described in Section 2.08(b)(2) through (5) and (8) hereof (with appropriate variations, omissions and insertions), in each case, reasonably satisfactory to the Trustee. The date or dates of the Additional Bonds, the rate or rates of interest on the Additional Bonds, the time or times of payment of the interest thereon and the principal thereof, and, except as otherwise provided herein, the redemption provisions, if any, with respect thereto all shall be as provided in the Supplemental Indenture, rather than as provided in this Indenture, and may differ from the provisions with respect to the Series 1989 Bonds.

                  (b) An opinion of Bond Counsel as to the due existence and authority of the Issuer; the valid issuance of such series of Additional Bonds; the exemption from registration of such series of Additional Bonds under the Securities Act of 1933, as amended; the exclusion from gross income for Federal income tax purposes of the interest payable on such series of Additional Bonds; the continued exclusion from gross income for Federal income tax purposes of the interest payable on the Series 1989 Bonds and any other Additional Bonds then Outstanding, after giving effect to the issuance of such series of Additional Bonds; and the continued exemption from taxation by the State (except inheritance, estate and transfer taxes) of the Series 1989 Bonds and any other Additional Bonds then Outstanding and the income therefrom, after giving effect to the issuance of such series of Additional Bonds.

                  (c) A written order to the Trustee by the Issuer to authenticate and deliver the Additional Bonds to the initial purchaser or purchasers therein identified upon payment to Trustee of a specified sum plus accrued interest.

                  (d) Any other certificate, opinion or documents specified in the Supplemental Indenture authorizing the issuance of the Additional Bonds.

                      Each series of Additional Bonds issued pursuant to this Section shall be equally and ratably secured under this Indenture with the Series 1989 Bonds and all other series of Additional Bonds, if any, theretofore issued pursuant to this Section, without preference, priority or distinction of any Bonds over any other thereof.



                               [End of Article II]

                                   ARTICLE III

                      REDEMPTION OF BONDS BEFORE MATURITY;
                       TENDER OPTION RIGHTS OF BONDHOLDERS

                  Section 3.01. Mandatory Redemption; Extraordinary Redemption; Optional Redemption.

                  (a) The Bonds are subject to mandatory redemption prior to their maturity upon a "Determination of Taxability" (as hereinafter defined) with respect to any Bond. If so called for redemption, the Bonds shall be redeemed by the Issuer in whole at any time within one hundred eighty (180) days after such Determination of Taxability, at one hundred percent (100%) of the aggregate principal amount of the Bonds then Outstanding, plus accrued interest to the redemption date.

                           A "Determination of Taxability" shall be deemed to
have been made upon the first to occur of the following events:

                                    (i) the date on which the Company notifies
                           the Trustee that an "Event of Taxability" (as hereinafter defined) has occurred, which notice is supported by one or more tax schedules, returns or documents that evidence the occurrence of such Event of Taxability;

                                    (ii) the date on which the Company or the
                           Trustee is advised by private ruling, technical advice or any other written communication from any authorized official of the Internal Revenue Service that, based upon any filings of the Company or any other person or entity, or upon any review or audit of the Company or any other person or entity, or upon any other grounds whatsoever, an Event of Taxability has occurred;

                                    (iii) the date on which the Trustee or the
                           Company is advised that a court of competent jurisdiction has issued an order, declaration, ruling or judgment to the effect that an Event of Taxability has occurred; or

                                    (iv) the date the Trustee shall have
                           received written notice from any owner of any Bond that it has received a written assertion or claim by any authorized official of the Internal Revenue Service that an Event of Taxability has occurred;

provided, however, that no Determination of Taxability described in clause (i) above shall be deemed to have occurred unless the Trustee shall have received a written opinion of Bond Counsel satisfactory to the Trustee, in form and substance satisfactory to the Trustee, to the effect that an Event of Taxability has occurred.

                           "Event of Taxability," with respect to any Bond,
means a change of law or regulation, or the interpretation thereof, or the occurrence of any other event or the existence of any other circumstance (including without limitation the fact that any representation or warranty of the Company or the Issuer made in connection with the issuance of the Bonds is or was untrue) that has the effect of causing interest payable on any Bond to be includable in the gross income of the owner thereof for Federal income tax purposes (other than by reason that such interest (i) is includable in the gross income of an owner or former owner of a Bond while such owner or former owner is or was a "substantial user" of the Project or a "related person" to a "substantial user," as such terms are used in Section 103(b)(13) of the Internal Revenue Code of 1954, as amended or (ii) is deemed an item of tax preference, including without limitation an item subject to any alternative minimum tax).

                  (b) The Bonds shall be redeemed prior to maturity by the Issuer in whole at any time at 100% of the principal amount thereof, plus interest accrued thereon to the date set for redemption, if the Company elects to terminate the Agreement pursuant to Section 8.1(a) thereof, upon the occurrence of one of the following events:

                           (i) the Project shall have been damaged or destroyed
                  to such extent that (1) in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, the Project cannot be reasonably restored within a period of 6 months from the date of such damage or destruction, or (2) the Company is thereby prevented or, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, is likely to be prevented from carrying on its normal operation of the Project for a period of 6 months from the date of such damage or destruction; or

                           (ii) title to, or the temporary use of all or
                  substantially all, of the Project shall have been condemned by a competent authority which Condemnation results or, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, is likely to result in the Company being thereby prevented from carrying on its normal operation of the Project for a period of 6 months; or

                           (iii) as a result of changes in the Constitution of
                  the United States of America or of the State or of legislative or executive action of any political subdivision thereof or of the United States of America or by final decree or judgment of any court, after the contest thereof by the Company, (x) the Agreement becomes void or unenforceable or, (y) in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, (A) the Agreement becomes impossible of performance in accordance with the intent and purposes of the parties as expressed therein or
                  (B) unreasonable burdens or excessive liabilities are imposed upon the Company by reason of the operation of the Project; or

                           (iv) a change shall have occurred in the economic
                  availability of raw materials, manufactured products, energy sources, operating supplies or facilities necessary for the operation of the Project for the purposes for which the Project was originally constructed, or such technological or other changes shall have occurred that, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, the Project is rendered uneconomic, impractical or unfeasible for the purposes for which it was originally constructed.


                  (c) The Series 1989 Bonds also shall be redeemed prior to maturity by the Issuer, at the option of the Company, in whole at any time or in part from time to time on any Interest Payment Date on and after November 1, 1999, upon payment in each case of the applicable redemption price (expressed as a percentage of the principal amount of such Bonds to be so redeemed), as set forth in the schedule below, together with interest accrued thereon to the date set' for redemption:

                               Period During
                              Which Redeemed
                          (Both dates inclusive)                                         Redemption Price
                          ----------------------                                         ----------------

November 1, 1999 to October 31, 2000                                                        102%
November 1, 2000 to October 31, 2001                                                        101-1/2%
November 1, 2001 to October 31, 2002                                                        101%
November 1, 2002 to October 31, 2003                                                        100-1/2%
November 1, 2003 and thereafter                                                             100%

                  (d) In the event of redemption of less than all the Bonds Outstanding, the Trustee shall select the Bonds to be redeemed by lot and for such purposes, treat each Bond in a denomination greater than $5,000 as if it were that number of separate Bonds derived by dividing its denomination by $5,000.

                  Section 3.02. NOTICE OF REDEMPTION. (a) Whenever Bonds are to be redeemed pursuant to Section 3.01 hereof, the Trustee shall give notice of the redemption of the Bonds in the name of the Issuer stating: (i) the Bonds or portions thereof to be redeemed; (ii) the redemption date; (iii) the redemption price; and (iv) that if moneys or Government Obligations sufficient for such redemption have been deposited with the Trustee, from and after the redemption date, interest on any Bond so called for redemption shall cease to accrue.

                  (b) Notice required by this Section 3.02 shall be given by the Trustee by first-class mail, postage prepaid, not less than thirty (30) days nor more than forty-five (45) days prior to the redemption date, to the registered owners of any Bonds to be redeemed at the addresses of such registered owners appearing on the registration books. Any failure to give such notice or any defect therein shall not affect the proceedings for redemption of any Bond as to which no such failure or defect has occurred.

                  Section 3.03. Payment of Redeemed Bonds. (a) After notice shall have been given in the manner provided in Section 3.02 hereof, Bonds or portions thereof called for redemption shall become due and payable on the redemption date so designated, upon presentation and surrender of such Bonds at the Principal Corporate Trust Office of the Trustee. If there shall be called for redemption less than all of a Bond, the Issuer shall, upon the surrender of such Bond and without charge to the owner thereof, (i) pay the redemption price of the $5,000 unit or units of principal amount called for redemption and (ii) execute and cause the Trustee to authenticate and deliver for the unredeemed balance of the principal amount of any such Bond so surrendered new Bonds in any authorized denominations having the same maturity and interest rate and of the same series as such redeemed Bonds.

                  (b) If, on the redemption date, moneys or Government Obligations in an amount sufficient for the redemption of all Bonds or portions thereof to be redeemed, and interest thereon to the redemption date, shall be held by the Trustee, the Bonds or portions thereof so called for redemption shall cease to bear interest and such Bonds or portions thereof shall no longer be Outstanding hereunder or be secured by or entitled to the benefits of this Indenture. If such moneys or Government Obligations shall not be so available on or prior to the redemption date, such Bonds or portions thereof shall continue to bear interest until paid at the same rate as would have been applicable had they not been called for redemption and shall continue to be secured by and entitled to the benefits of this Indenture.

                  Section 3.04. TENDER OPTION RIGHT OF HOLDERS. (a) In the event that there shall occur (i) a Designated Event (as defined below) and (ii) a Qualifying Downgrade (as defined below), each Holder of Series 1989 Bonds shall have the right, at such Holder's option, to tender to the Company and require the Company to purchase all or any part of the Series 1989 Bonds owned by it (but only in denominations of $5,000 or any integral multiple thereof) on the date (the "Repurchase Date") that is 90 days after the later to occur of (i) public notice of such Designated Event or (ii) the Qualifying Downgrade, at 100% of the principal amount thereof, plus any accrued interest to the Repurchase Date. The Company has agreed, in Section 4.2(f) of the Agreement, to purchase each Series 1989 Bond so tendered at a purchase price equal to 100% of the principal amount thereof, plus accrued interest thereon to the Repurchase Date.

                  (b) on or before the twenty-eighth (28th) day following the Qualifying Downgrade, at the request of the Company (which request the Company has agreed to make in Section 4.2(f) of the Agreement not more than 21 days after the Qualifying Downgrade), the Trustee shall promptly give notice of a Designated Event and Qualifying Downgrade and of the repurchase right set forth herein arising as a result thereof by registered or certified mail to each Series 1989 Bondholder at such Holder's address appearing in the registration books. The Trustee shall also cause a copy of such notice to be published in an Authorized Newspaper. Each such notice of a repurchase right shall state:

                  (i)      the Repurchase Date;

                  (ii) the date by which the repurchase right must be exercised;

                  (iii) the price at which the repurchase is to be made, if the repurchase right is exercised; and

                  (iv) a description of the procedure which a Series 1989 Bondholder must follow to exercise the repurchase right.

No failure of the Company to request the Trustee to give, or any failure of the Trustee to give, the foregoing notice shall limit any Series 1989 Bondholder's right to exercise a repurchase right.

                  (c) To exercise a repurchase right, a Holder of Series 1989 Bonds shall deliver to the Company (or an agent designated by the Company for such purpose in the notice referred to in (b) above) at least ten (10) days prior to the Repurchase Date (i) written notice of the Series 1989 Bondholder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Series 1989 Bond or Series 1989 Bonds (or portion thereof) to be repurchased, and a statement that the repurchase right is being exercised thereby and (ii) the Series 1989 Bond or Series 1989 Bonds with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable unless the rescission thereof is Duly Approved by the Continuing Directors.

                  (d) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company has agreed, in Section 4.2(f) of the Agreement, to pay or cause to be paid the price payable with respect to the Series 1989 Bond or Series 1989 Bonds as to which the repurchase right has been exercised in cash to the Holder of such Series 1989 Bond or Series 198,9 Bonds on the Repurchase Date. In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Series 1989 Bond, the Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate for issuance in the name of the Holder a new Series 1989 Bond or Series 1989 Bonds in the aggregate principal amount of that portion of such surrendered Series 1989 Bond or Series 1989 Bonds not repurchased.

                  (e) Solely for the purposes of this Section 3.04, the following terms shall have the following meanings respectively:

                           (i) a "Designated Event" shall be deemed to have
occurred at such time as (A) a "person" or "group" (within the meanings of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 as in effect as of the date hereof (the "Exchange Act")) (other than the Company's 1984 Employee Stock Ownership Plan or 1989 Employee Stock Ownership Plan or any other employee benefit plan of the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Capital Stock representing more than thirty percent (30%) of the voting power of all classes of the Company's then outstanding Capital Stock; or (B) the Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or (C) (1) the Company shall consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets to any person or (2) any corporation shall consolidate with or merge into the Company, in either event pursuant to a transaction in which any Capital Stock of the Company outstanding immediately prior to the effectiveness thereof is changed into or exchanged for cash, securities or other property; or (D) the Company or any Subsidiary shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of Capital Stock of the Company if, after giving effect to such purchase or acquisition, the Company (together with all Subsidiaries) shall have acquired during any period of 12 consecutive months, beneficial ownership of an aggregate of Capital Stock representing more than thirty percent (30%) of the voting power of all classes of Capital Stock of the Company outstanding on the date immediately prior to the first such purchase or acquisition during such period; or (E) on any day (a "Calculation Date") (1) the Company shall make any distribution or distributions of cash, securities or other property (other than regular periodic cash dividends at a rate which is substantially consistent with past practice, including past practice with respect to increases in dividends, and other than dividends in Capital Stock, or rights to acquire Capital Stock substantially equivalent to Capital Stock of the Company) to holders of capital stock whether by means of dividend, reclassification, recapitalization or otherwise, or (2) the Company or any Subsidiary shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of Capital Stock of the Company, and the sum of the Applicable Percentages of all such distributions, purchases and acquisitions which have occurred on the Calculation Date and during the 364-day period immediately preceding the Calculation Date shall be at least 30%.

                  (ii) the term "Qualifying Downgrade" shall be deemed to have occurred if on any date within the 90 day period following public notice of the occurrence of a Designated Event (which period after such occurrence shall be extended so long as rating of the Series 1989 Bonds is under publicly announced consideration for possible downgrade on account of the occurrence of a Designated Event by a Rating Agency) (A) in the event the Series 1989 Bonds have been rated by any Rating Agency on the Rating Date as Investment Grade, the rating of the Series 1989 Bonds by such Rating Agency shall be below Investment Grade, or (B) in the event the Series 1989 Bonds have been rated by any Rating Agency on the Rating Date below Investment Grade, the rating on the Series 1989 Bonds by such Rating Agency shall be at least one Full Rating Category below the rating of the Series 1989 Bonds by such Rating Agency on the Rating Date. As used herein, "Rating Agency" means Standard & Poor's Corporation and its successors ("S&P") or Moody's Investors Service, Inc. and its successors ("Moody's") or, if S&P or Moody's or both shall not make a rating on the Series 1989 Bonds publicly available, a substitute nationally recognized rating agency or agencies, as the case may be, selected by the Company which shall be substituted for S&P on Moody's or both, as the case may be.

                  (iii) the term "Rating Date" shall mean the date which is 121 days prior to (A) public notice of the occurrence of a Designated Event or (B) if the Designated Event occurs as a result of a "person" or "group" acquiring Capital Stock of the Company, the date such "person" or "group" became the "beneficial owner" of outstanding Capital Stock of the Company representing more than 30% of the voting power of such Capital Stock; provided that if such "person" or "group" acquires such Capital Stock of the Company from another "person" or "group" (the "transferor"), then the Rating Date shall mean the date which is 121 days prior to the date the transferor became the "beneficial owner" of such Capital Stock of the Company.

                  (iv) the term "Full Rating Category" shall mean (A) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, and C, (B) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, and C, (C) the equivalent of any such category by S&P or Moody's and (D) the equivalent of such ratings by any other nationally recognized securities rating agency selected by the Company. In determining whether the rating of the Series 1989 Bonds has decreased by the equivalent of one Full Rating Category, gradation within Full Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent for S&P or Moody's or any such other rating agency) shall be taken into account.

                  (v) the term ""Investment Grade" shall mean BBB or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or by a nationally recognized substitute securities rating agency or agencies.

                  (vi) the term "public notice" shall, without limitation, include any filing or report made in accordance with the requirements of the Securities and Exchange Commission or any press release or public announcement made by the Company.

                  (vii)the term "Authorized Newspaper" shall mean a newspaper of general circulation in The Borough of Manhattan, City of New York.

                  (viii) the term "Applicable Percentage" shall mean (A) in the case of each distribution referred to in clause (E) of the definition of Designated Event, the percentage determined as of the Calculation Date (as such term is defined in the definition of Designated Event) of each such distribution by dividing the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) of such distribution, by the fair market value (based on the Current Market Price) of all of the shares of Capital Stock of the Company outstanding on the day immediately prior to such Calculation Date, and (B) in the case of each purchase or acquisition referred to in clause (E) of the definition of Designated Event, the percentage determined as of the Calculation Date of each such purchase or acquisition by dividing all amounts expended by the Company and its Subsidiaries (the amount expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive) in connection with the purchase or acquisition of any shares of any class of Capital Stock of the Company by the fair market value (based on the Current Market Price) of all of the shares of Capital Stock of the Company outstanding on the day immediately prior to such Calculation Date.

                  (ix) the term "Current Market Price" shall mean the average of the daily closing prices (or, if none, the average of the last daily bid and asked prices) of the applicable class of Capital Stock of the Company as quoted by the primary securities exchange on which such stock is traded, or, if none, the primary inter-dealer quotation system which reports quotations for such stock, for the trading days during the period of 90 consecutive calendar days ending on the day immediately prior to the Calculation Date, or, if none, the price for the applicable class of Capital Stock as determined in good faith by the Board of Directors whose determination shall be conclusive.

                  (x) "Affiliate", when used to indicate a relationship with a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

                  (xi) "Associate" of a specified Person means (A) any corporation, partnership or other organization of which such specified Person is an officer or partner, (B) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity, (C) any relative or spouse of such specified Person, or any relative of such spouse, who has the same home as such specified Person and (D) any Person who is a director, officer, partner or trustee of such specified Person or of any corporation, partnership or other organization which is an Affiliate or Associate of such specified Person.

                  (xii) a Person shall be deemed the "Beneficial Owner" of any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the beneficial owner pursuant to Rule 13d-3 under the Exchange Act (or any comparable or successor law or regulation), as well as any securities as to which such Person or any of such person's Affiliates or Associates has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial owner" of any security (A) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any such Person's Affiliates or Associates until such tendered security is accepted for purchase or exchange or (B) solely because such person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act, except if such power (or the arrangements relating thereto) is then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report).

                  (xiii) the term "Continuing Director" shall mean a director who either was a member of the board of directors of the Company on the date of this Indenture or who became a director of the Company subsequent to such date and whose election, or nomination for election by the Company's stockholders, was Duly Approved by the Continuing Directors then on the board of directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire board of directors of the Company in which such individual is named as nominee for director; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is a Related Person and the Designated Event to be voted upon involves such Related Person or is one in which such Related Person has an interest (other than only a proportionate interest as a stockholder of the Company).

                  (xiv) "Duly Approved by the Continuing Directors" shall mean an action approved by the vote of at least a majority of Continuing Directors then on the entire board of directors of the Company, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the entire board of directors of the Company (if a vote by the entire board of directors were to have been taken), then such action must be approved by the unanimous vote of the Continuing Directors so long as there are at least two Continuing Directors on the board of directors at the time of such unanimous vote.

                  (xv) "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  (xvi) "Related Person" shall mean and includes (A) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than 5% of the voting power of the Capital Stock or was the Beneficial Owner of not less than 5% of the voting power of the Capital Stock
(1) at the time the definitive agreement providing for the Designated Event (including any amendment thereof) was entered into, (2) at the time a resolution approving the Designated Event was adopted by the board of directors of the Company or (3) as of the record date for the determination of stockholders entitled to notice of and to vote on, or consent to, the Designated

Event, and (B) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity.

                  (xvii) "Board of Directors" shall mean the Board of Directors of the Company or any authorized committee of the Board of Directors.

                  (xviii) "Capital Stock" shall mean stock of any class or classes (however designated) the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association or other business entity in question, even though the right to so vote is at the time suspended by reason of the happening of such a contingency.

                  (xix) "Subsidiary" shall mean any corporation more than 50$ of whose Capital Stock shall at the time be owned, directly or indirectly, by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries.

                              [End of Article III]

                                   ARTICLE IV

             FUNDS, BOND PROCEEDS, REVENUES AND APPLICATION THEREOF

                  Section 4.01. ESTABLISHMENT OF FUNDS. (a) The following trust funds are hereby established with the Trustee and shall be held, maintained and administered by the Trustee in accordance with this Indenture:

                  (i) Bond Fund - Weirton Steel Corporation Project (the "Bond Fund").

                  (ii) Loan Fund - Weirton Steel Corporation Project (the "Loan Fund").

                  (b) There also have been created (i) the Series 1978 Refunding Trust Fund pursuant to Section 2 of the Series 1978 Escrow Deposit Agreement and
(ii) the Series 1981 Refunding Trust Fund pursuant to Section 2 of the Series 1981 Escrow Deposit Agreement. Neither the Series 1978 Refunding Trust Fund nor the Series 1981 Refunding Trust Fund is, or shall be deemed to be, created under or pursuant to, or secured by the Lien of, this Indenture.

                  Section 4.02. Application of Bond Proceeds. The Net Proceeds of the Bonds initially issued pursuant to Section 2.01 hereof shall be deposited as follows:

                           (a) In the Bond Fund: all accrued interest, if any,
                  paid by the initial purchasers of the Bonds; and

                           (c) In the Loan Fund: the balance of the proceeds
                  from the sale of the Bonds.

                  Section 4.03. MONEYS TO BE HELD IN TRUST. All moneys deposited with, paid to or received by the Trustee for the account of the Issuer (excluding the Series 1978 Refunding Trust Fund and the Series 1981 Refunding Trust Fund) shall be held by the Trustee in trust and shall be subject to the Lien of this Indenture and held for the security of all Holders of the Bonds until paid in full; provided, however, that moneys which have been deposited with, paid to or received by the Trustee for the redemption of a portion of the Bonds, notice of the redemption of which has been given shall be held in trust for and subject to a Lien in favor of only the Holders of Bonds so called for redemption.

                  Section 4.04. USE OF THE MONEYS IN THE LOAN FUND.

                  (a) Immediately after deposit of the moneys in the Loan Fund pursuant to Section 4.02(b) hereof, the Trustee shall transfer such moneys, on behalf of the Company, as follows:

                           (i) cash in the Loan Fund in the sum of $14,300,000
                  shall be sold to Mellon Bank, N.A., as trustee of the Series 1978 Refunding Trust Fund, in exchange for cash of an equal amount in the Series 1978 Refunding Trust Fund; and

                           (ii) cash in the Loan Fund in the sum of $42,000,000
                  shall be sold to Pittsburgh National Bank, as trustee of the Series 1981 Refunding Trust Fund, in exchange for cash of an equal amount in the Series 1981 Refunding Trust Fund.

                  (b) The Issuer agrees that moneys in the Series 1978 Refunding Trust Fund and in the Series 1981 Refunding Trust Fund shall be applied and expended solely for the purpose of refunding the Series 1978 Bonds and the Series 1981 Bonds, respectively, and as otherwise provided' in the Series 1978 Escrow Deposit Agreement and the Series 1981 Escrow Deposit Agreement, as the case may be.

                  Section 4.05. PAYMENTS INTO THE BOND FUND. There shall be deposited in the Bond Fund from time to time all payments specified in Section 4.2(a) of the Agreement and all other moneys received by the Trustee under and pursuant to any. of the provisions of the Agreement or the Indenture which are required to be or which are accompanied by directions that such moneys are to be paid into the Bond Fund.

                  Section 4.06. USE OF MONEYS IN THE BOND FUND. Except as provided in Section 4.07 hereof, moneys in the Bond Fund shall be used solely for the payment of the principal of:, premium, if any, and interest on the Bonds and for the redemption of the Bonds prior to maturity.

                  Section 4.07. INVESTMENT OF MONEYS; TAX COVENANTS. (a) Any moneys held as a part of the Bond Fund or any other fund (except the Series 1978 Refunding Trust Fund and the Series 1981 Refunding Trust Fund) shall be invested or reinvested by the Trustee to the extent permitted by law, at the written request of and as directed by an Authorized Representative of the Company, in any of the Authorized Investments.

                  (b) The Trustee may make any and all such investments through its own bond or investment department or the bond or investment department of any bank or trust company under common control with the Trustee. All such investments shall at all times be a part of the fund or account from which the moneys used to acquire such investments shall have come and all income and profits on such investments shall be credited to, and losses thereon shall be charged against, such fund. All investments hereunder shall be registered in the name of the Trustee, as Trustee under the Indenture. All investments hereunder shall be held by or under the control of the Trustee. The Trustee may sell and reduce to cash a sufficient amount of investments in the Bond Fund whenever the cash balance in the Bond Fund is insufficient, together with any other funds available therefor, to pay the principal and interest on the Bonds when due.

                  (c) Any investment herein authorized is subject to the condition that no use of the Bond Proceeds or of any other moneys (including without limitation the proceeds of any insurance or any Condemnation award with respect to the Project) shall be made which would cause the Bonds to be "arbitrage bonds" within the meaning of such quoted term under Section 148 of the Code; provided, however, that the Company shall be solely responsible for the selection of any Authorized Investment under Section 4.07(a) hereof, and the Trustee shall be entitled to rely on any investment direction given to it by the Company pursuant to Section 4.07(a) above without liability to the Company, the Issuer, any Bondholder or-any other Person in the event that any such investment shall cause all or any of the Bonds to be or become "arbitrage bonds" within the meaning of Section 148(a) of the Code.

                  (d) The Issuer shall not take any action or omit to take any action, or knowingly permit the Company to take any action or omit to take any action, that would cause the interest payable on the Bonds not to be excludable from the gross income of the Holders thereof for Federal income tax purposes.

                  Section 4.08. NONPRESENTMENT OF BONDS. (a) In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity, or at the date fixed for redemption thereof, or otherwise, if moneys or Government Obligations sufficient to pay any such Bond and interest thereon shall have been made available to the Trustee for the benefit of the owner thereof, all liability of the Issuer to the Owner thereof for the payment of such Bond shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds, without liability for interest thereon, for the benefit of the owner of such Bond who shall thereafter be restricted exclusively to such funds for any claim of whatever nature on his part under this Indenture with respect to such Bond.

                  (b) Any moneys or Government Obligations so deposited with and held by the Trustee not so applied to the payment of Bonds or interest thereon within two (2) years after the date on which the same shall have become due shall be repaid by the Trustee to the Company upon direction of an Authorized Representative of the Company, and thereafter Owners of Bonds shall be entitled to look only to the Company for payment, and then to the extent of the amount so repaid, and all liability of the Trustee with respect to such money shall thereupon cease, and the Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such money.

                               [End of Article IV]

                                    ARTICLE V

                        GENERAL COVENANTS AND PROVISIONS

                  Section 5.01. AUTHORITY OF ISSUER; VALIDITY OF INDENTURE AND BONDS. The Issuer hereby covenants that it is duly authorized under the Constitution and laws of the State, including, particularly and without limitation, the Act, to issue the Bonds authorized hereby, to execute this Indenture and to pledge the revenues and receipts in the manner and to the extent herein set forth; that all action on its part for the issuance of the Series 1989 Bonds authorized hereby and the execution and delivery of this Indenture has been duly and effectively taken; that the Series 1989 Bonds in the hands of the Holders thereof are and will be valid and enforceable limited obligations of the Issuer according to the import thereof; that upon the date of delivery of any Additional Bonds, all action on its part for the issuance of such Additional Bonds will have been duly and effectively taken; and that such Additional Bonds in the hands of the Holders thereof are and will be valid and enforceable limited obligations of the Issuer according to the import thereof.

                  Section 5.02. PERFORMANCE OF COVENANTS. The Issuer hereby covenants, and the Trustee by executing this Indenture covenants, that each will faithfully observe and perform at all times any and all covenants, undertakings, stipulations and provisions on its part to be observed or performed contained
(i) in this Indenture, (ii) in any Bond executed, authenticated and delivered hereunder and (iii) in the case of the Issuer, in the Agreement.

                  Section 5.03. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.
The Issuer hereby covenants that it will promptly pay or cause to be paid the principal of, whether at maturity, by acceleration or call for redemption or otherwise, premium, if any, and interest on every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and therein. All such principal, premium and interest payments on the Bonds shall be payable solely from revenues and receipts derived from the Agreement (except to the extent paid out of moneys attributable to the proceeds derived from the sale of the Bonds and income from the investment thereof). Nothing in the Bonds or in this Indenture shall be construed as a pledge of any funds or assets of the Issuer other than those pledged hereby. Neither the State nor any political subdivision thereof (other than the Issuer to the extent provided herein) shall in any event be liable for the payment of any such principal, premium or interest payment on any of the Bonds or for the performance of -any pledge, obligation or agreement undertaken by the Issuer.

                  Section 5.04. REVENUES FROM AGREEMENT. The Issuer hereby covenants that so long as any of the Bonds are Outstanding it will deposit, or cause to be deposited, with the Trustee for its account all revenues and receipts derived pursuant to the Agreement, this Indenture or otherwise to pay the Debt Service Payments on the Bonds as the same become due and payable.

                  Section 5.05. PRIORITY OF LIEN OF INDENTURE. The Issuer hereby covenants that this Indenture creates a first Lien upon the Trust Estate and the Issuer agrees not to create or permit to be created any Lien upon the Trust Estate or any part thereof other than the Lien of this Indenture.

                  Section 5.06. ENFORCEMENT OF DUTIES AND OBLIGATIONS OF THE COMPANY. The Issuer hereby covenants that, to the extent requested by the Trustee, it shall take all legally available action to cause the Company to perform fully all duties and acts, and to comply fully with the covenants of the Company, required by the Agreement, in the manner and at the times provided in the Agreement.

                  Section 5.07. RECORDATION OF INDENTURE AND AGREEMENT;
FILING OF SECURITY INSTRUMENTS. (a) The Issuer hereby covenants that it will cause this Indenture, the Agreement (or a memorandum thereof), and all supplements hereto and thereto, together with all necessary security instruments and financing statements, to be recorded or filed, as the case may be, in such manner and in such places, if any, as may be required by law in order to perfect the Lien of, and the security interests created by, this Indenture.

                  (b) The Issuer hereby covenants that it will execute, and, to the extent requested by the Trustee, will cause the Company to execute, for filing where appropriate, all documents, including, without limitation, continuation statements under the Uniform Commercial Code of the State, in such manner and in such places as may be required by the law of the State in order to protect and maintain in force the Lien of, and the security interests created by, this Indenture.

                  Section 5.08. RIGHTS UNDER AGREEMENT. The Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth the respective covenants and obligations of the Issuer and the Company. Reference is hereby made thereto for detailed statements of the covenants, obligations and rights of the Company and the Issuer thereunder. The Issuer agrees that the Trustee, in its name or in the name of the Issuer, may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Agreement, to the extent pledged and assigned to the Trustee hereunder for and on behalf of the Bondholders, whether or not a Default exists hereunder.

                  Section 5.09. LIST OF BONDHOLDERS. (a) The Trustee, as bond registrar, shall maintain a list of the names and addresses of the Holders of all Bonds which from time to time may be registered on the registration books kept by the Trustee. At reasonable times and under reasonable regulations established by the Trustee, said list may be inspected and copied by the Company or any Holder (or a designated representative thereof) of Bonds then Outstanding.

                  (b). Each Bondholder, by the purchase and acceptance of a Bond, consents to the disclosure of his name and address and the principal amount of Bonds held by him in accordance with this Section 5.09 and agrees that the Trustee shall not be held accountable for the disclosure of any such information made in accordance with this Section 5.09.

                  Section 5.10. CANCELLATION. Unless otherwise specified in this Indenture, all Bonds which have been paid, redeemed or surrendered for transfer or exchange or have matured shall be cancelled and cremated or otherwise destroyed by the Trustee. The Trustee shall deliver to the Issuer and the Company a certificate evidencing such cremation or destruction.

                  Section 5.11. PAYMENTS DUE ON SATURDAYS, SUNDAYS AND
HOLIDAYS. In any case where the date fixed for payment of interest or premium on or principal of the Bonds or the date fixed for redemption of any Bonds shall not be a Business Day, then payment of such interest, premium or principal need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such date of maturity or the date fixed for such redemption, as the case may be.

                               [End of Article V]

                                   ARTICLE VI

                             DISCHARGE OF INDENTURE

                  Section 6.01. DISCHARGE OF INDENTURE. If (i) the Issuer shall pay or cause to be paid, in accordance with the provisions of this Indenture, to the Owners of the Bonds, the principal of, premium, if any, and interest due or to become due on all the Bonds at the times and in the manner stipulated therein, (ii) the Issuer shall not then be in default in the performance of any of its other covenants and promises in the Bonds or in this Indenture and (iii) the Issuer shall pay or cause to be paid to the Trustee and any additional Paying Agents all sums of money due or to become due according to the provisions hereof, then these presents and the estate and rights hereby granted shall cease, terminate and be void, whereupon the Trustee shall cancel and discharge the Lien of this Indenture, and execute and deliver to the Issuer such instruments in writing as shall be required to release the Lien hereof and reconvey, release, assign and deliver unto the Issuer any and all of the Trust Estate.

                  Section 6.02. DEFEASANCE OF BONDS. (a) Any Bond shall be deemed to be paid within the meaning of this Article and for all purposes of this Indenture when (i) payment of the principal of such Bond, plus interest thereon to the due date thereof (whether such due date is by reason of maturity or upon redemption as provided herein), either (1) shall have been made or caused to be made in accordance with the terms thereof, or (2) shall have been provided for by irrevocably depositing with the Trustee, in trust and irrevocably set aside exclusively for such payment, (A) moneys sufficient to make such payment and/or (B) Government Obligations maturing as to principal and interest in such amounts and at such times, without reinvestment, as will insure the availability of sufficient moneys to make such payment, (ii) all necessary and proper fees, compensation and expenses of the Trustee, any additional Paying Agent and the Issuer pertaining to the Bonds with respect to which such deposit is made shall have been paid or the payment thereof provided for to the satisfaction of the Trustee, (iii) the Trustee is provided with an opinion of Bond Counsel dated the date of the defeasance to the effect that the defeasance of the Bonds pursuant to this Section 6.02 shall not adversely affect the tax-exempt status of the interest on the Bonds, and (iv) the Trustee is provided with a letter from each of Moody's and S&P to the effect that immediately following defeasance of the Bonds, as provided in this Section 6.02, the rating on the Bonds shall be the same or higher than the rating on the Bonds immediately prior to such defeasance. At such time as a Bond shall be deemed to be paid hereunder, as aforesaid, such Bond shall no longer be secured by or entitled to the benefits of this Indenture, except for the purposes of any such payment from such moneys or Government Obligations.

                  (b) Notwithstanding the foregoing, no deposit under
Section 6.02(a)(i)(2) above shall be deemed payment of such Bonds as aforesaid until (i) proper notice of redemption of such Bonds shall have been previously given in accordance with Article III of this Indenture or, in the event said Bonds are not by their terms subject to redemption within the next succeeding forty-five (45) days, until the Company shall have given the Trustee on behalf of the Issuer, in form satisfactory to the Trustee, irrevocable instructions to notify, as soon as practicable, the Owners of the Bonds that the deposit required by Section 6.02(a)(i)(2) hereof has been made with the Trustee and that such Bonds are deemed to have been paid in accordance with this Section 6.02 and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal of such Bonds, plus interest thereon to the due date thereof, plus premium, if any; or (ii) the maturity of such Bonds.

                  (c) All moneys so deposited with the Trustee as provided in this Section 6.02 may also be invested and reinvested, at the direction of the Company, in Government obligations, maturing in the amounts and times as hereinbefore set forth, and all income from all Government Obligations in the hands of the Trustee pursuant to this Section 6.02 which is not required for the payment of the Bonds and interest (and premium; if any) thereon with respect to which such moneys shall have been so deposited shall be paid to the Company as and when realized and collected.

                  (d) The Issuer hereby covenants that no deposit will knowingly be made or accepted and no use knowingly made of any such deposit which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148(a) of the Code.

                  (e) Notwithstanding any other provision of this Indenture, all moneys or Government Obligations set aside and held in trust pursuant to the provisions of this Section 6.02 for the payment of Bonds (including interest and any premium thereon) shall be applied to and used solely for the payment of the particular Bonds (including the interest and any premium thereon) with respect to which such moneys or Government obligations have been so set aside in trust.

                  (f) Anything in Article IX hereof to the contrary notwithstanding, if moneys or Government Obligations have been deposited or set aside with the Trustee pursuant to this Section 6.02 for the payment of Bonds and such Bonds shall not have in fact been actually paid in full, no amendment to the provisions of this Section 6.02 shall be made without the consent of the Owner of each Bond affected thereby.

                               [End of Article VI]

                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

                  Section 7.01. EVENTS OF DEFAULT. If any of the following events occur, it is hereby declared to constitute an "Event of Default" or "Default" hereunder:

                           (a) A default in the payment of interest on any Bond
                  within three (3) days after such payment was due;

                           (b) A default in the due and punctual payment of the
                  principal of or premium, if any, on any Bond, whether at the stated maturity thereof, or upon proceedings for redemption thereof, or upon the , maturity thereof by declaration;

                           (c) A default in the performance or observance of any
                  other covenant, agreement or undertaking on the part of the Issuer contained in this Indenture or in the Bonds and the continuance thereof for a period of ninety (90) days after written notice thereof given to the Issuer by the Trustee or by the Owners of not less than twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds;

                           (d) A default in the due and punctual .payment by the
                  Company of the purchase price of any Bond tendered by the Holder thereof pursuant to Section 3.04 of this Indenture, as required by Section 4.2(f) of the Agreement; or

                           (e) The occurrence and continuance of any other
                  "Event of Default" under the Agreement.

                  Section 7.02. ACCELERATION. Upon the occurrence of any Event of Default under Section 7.01, the Trustee may, and at the written request of the owners of not less than twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds shall, by notice in writing delivered to the Issuer and the Company, declare the principal of all Bonds and the interest accrued thereon to the date of such acceleration immediately due and payable. Upon any declaration of acceleration hereunder, the Trustee shall immediately declare the payments required to be made by the Company under Section 4.2(a) of the Agreement to be immediately due and payable in an amount sufficient to pay the principal of all Outstanding Bonds and the accrued interest (and any premium) thereon to the date of acceleration.

                  Section 7.03. OTHER REMEDIES; RIGHTS OF OWNERS OF BONDS.
(a) Upon the occurrence of an Event of Default, the Trustee may pursue any available remedy at law or in' equity to enforce the payment of the principal of, premium, if any, and interest on the Outstanding Bonds. Such remedies shall include but not be limited to taking whatever action at law or in equity may appear necessary or desirable to collect the payments on the Bonds and the sums payable hereunder and under the Agreement then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under the Agreement, including, without limitation, the remedies of a secured creditor under the Uniform Commercial Code of the State.

                  (b) If an Event of Default shall have occurred and be continuing and if requested so to do by the Owners of twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds and provided the Trustee is indemnified as provided in Section 8.01(b)(xiii) hereof, the Trustee shall be obligated to exercise such one or more of the rights and powers conferred by this Section and by Section 8.02 hereof, as the Trustee, being advised by counsel, shall deem most expedient in the interests of the Owners of Bonds.

                  (c) No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Owners of Bonds) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Owners of Bonds hereunder or now or hereafter existing at law or in equity.

                  (d) No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver of any such Default or acquiescence therein; such right or power may be exercised from time to time as often as may be deemed expedient.

                  (e) No waiver of any Event of Default hereunder, whether by the Trustee or by the Owners of Bonds, shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereon.

                  Section 7.04. RIGHT OF OWNERS OF BONDS TO DIRECT
PROCEEDINGS. Anything in this Indenture to the contrary notwithstanding, the Owners of a majority in aggregate principal amount of the Outstanding Bonds shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

                  Section 7.05. APPOINTMENT OF RECEIVERS. Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the owners of Bonds under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Trust Estate and of the revenues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

                  Section 7.06. WAIVER. Upon the occurrence of an Event of Default, to the extent that such rights may then lawfully be waived, neither the Issuer nor anyone claiming through or under it, shall set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws of any jurisdiction now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture, and the Issuer, for itself and all who may claim through or under it, hereby waives, to the-extent that it lawfully may do so, the benefit of all such laws.

                  Section 7.07. APPLICATION OF MONEYS. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, be deposited in the Bond Fund and applied as follows:

                  (a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

                           FIRST - To the payment to the persons entitled
                  thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons - entitled thereto, without any discrimination or privilege; and

                           SECOND - To the payment to the persons entitled
                  thereto of the unpaid principal of and premium, if any, on any of the Bonds which shall have become due (other than Bonds matured or called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture) and, if the amount available shall not be sufficient to pay in full all Bonds due on any particular date, together with any premium then due and owing thereon then to the payment ratably according to the amount of principal and premium due on such date, to the persons entitled thereto without any discrimination or privilege; and

                           THIRD - To the payment to the persons entitled
                  thereto as the same shall become due of the principal, premium, if any, and interest on the Bonds which may thereafter become due and, if the amount available shall not be sufficient to pay in full Bonds due *on any particular date, together with interest and premium, if any, then due and owing thereon, payment shall be made ratably according to the amount of interest, premium and principal due on such date to the persons entitled thereto without any discrimination or privilege.

                  (b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due, respectively, for principal and interest, to the persons entitled thereto without any discrimination or privilege.

                  (c) If the principal of all the Bonds shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of
Section 7.07(a) hereof.

                  (d) Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard for the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the Owner of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

                  (e) Whenever the principal of, premium, if any, and interest on all Bonds have been paid under the provisions of this Section and all expenses and charges of the Trustee have been paid or duly provided for, any balance remaining in the Bond Fund shall be paid to the Company.

                  Section 7.08. REMEDIES VESTED IN TRUSTEE. All rights of action (including the right to file proof of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Owners of the Bonds, and any recovery of judgment shall be for the equal and ratable benefit of the owners of the outstanding Bonds.

                  Section 7.09. RIGHTS AND REMEDIES OF OWNERS OF BONDS. No
Owner of any Bond shall have any right to institute any suit, action or proceeding at law or in equity for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless (i) an Event of Default has occurred of which the Trustee has been notified as provided in Section 8.01(b)(viii) hereof, or of which by reason of such subsection it is deemed `to have notice, (ii) the Owners of twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds shall have made a written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 8.01(b)(xiii), and (iii) the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding. Such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more Owners of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of this Indenture by their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or equity shall be instituted, had and maintained in the manner herein provided and for the equal and ratable benefit of the Owners of all Outstanding Bonds. However, nothing contained in this Indenture shall affect or impair the right of any Owner of Bonds to enforce the payment of the principal of and interest on any Bond at and after the maturity thereof, or the obligation of the Issuer to pay the principal of and interest on each of the Bonds issued hereunder to the respective owners thereof at the time and place, from the source and in the manner in the Bonds expressed.

                  Section 7.10. TERMINATION OF PROCEEDINGS. In the event that the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case, the Issuer, the Trustee and the Owners of Bonds shall be restored to their former positions and rights hereunder, respectively, with regard to the property subject to this Indenture, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

                  Section 7.11. WAIVERS. The Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of principal, and shall do so upon the written request of the Owners of (i) more than sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of all Outstanding Bonds in respect of which default in the payment of principal, premium or interest exists or (ii) more than sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of Outstanding Bonds in the case of any other Default; PROVIDED, HOWEVER, that any Event of Default under subsection (a) or (b) of Section 7.01 hereof may not be waived unless prior to such waiver, all arrears of principal, premium and interest (other than principal of or interest on the Bonds which became due and payable by declaration of acceleration) and all expenses of the Trustee and any additional Paying Agent in connection with such Event of Default shall have been paid or provided for to take satisfaction of the Trustee. In case of any waiver or rescission described above, or in case any proceeding taken by the Trustee on account of any such Event of Default shall have been discontinued or concluded or determined adversely, then and in every such case the Issuer, the Trustee and the Owners of Bonds shall be restored to their former positions and rights hereunder, respectively, but no such waiver or rescission shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

                              [End of Article VIII]

                                  ARTICLE VIII

                                   THE TRUSTEE

                  Section 8.01. APPOINTMENT OF TRUSTEE AND ACCEPTANCE OF
DUTIES. (a) Pittsburgh National Bank is hereby appointed as Trustee and Paying Agent. The Trustee shall signify its acceptance of the duties and obligations of the Trustee, subject to the terms and conditions set forth in subsection (b) of this Section 8.01, by executing this Indenture.

                  (b). The acceptance by the Trustee of the trusts imposed upon it by this Indenture and its agreement to perform said trusts is subject to the following express terms and conditions, and no implied covenants or obligations shall be read into this Indenture against the Trustee:

                           (i) Prior to the occurrence of an Event of Default,
                  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred and has not been cured, the Trustee shall exercise such rights and powers vested in it by this Indenture and by the Agreement and shall use the same degree of care and skill in their. exercise as a reasonable and prudent corporate trustee under a trust agreement would use, under the circumstances.

                           (ii) The Trustee may execute any of the trusts or
                  powers conferred upon it in this Indenture and perform any of its duties hereunder by or through attorneys, agents or employees., shall be entitled to act upon the opinion or advice of its counsel concerning all matters with respect to the trust and its duties hereunder and may in all cases pay from the appropriate Fund as provided herein such reasonable compensation to all such attorneys and agents as may reasonably be employed in connection with the trust hereunder. The Trustee may act upon an opinion of Independent Counsel and shall not be responsible for any loss or damage resulting from any action taken or omitted to be taken in good faith in reliance upon such opinion of Independent Counsel.

                           (iii) The Trustee shall not be responsible for any
                  recital herein or in the Bonds (except in respect of the Certificate of Authentication of the Trustee endorsed on the Bonds), for the validity of the execution by the Issuer of this Indenture, or any supplements hereto or any instruments of further assurance in connection herewith, for the sufficiency of the security for the Bonds, for any value of or title to any Property securing the Bonds or for the performance or observance of any covenants, conditions or agreements on the part of the Issuer under this Indenture or on the part of the Company under the Agreement.

                           (iv) The Trustee may become the owner of Bonds
                  secured hereby with the same rights which it would have if it were not the Trustee.

                           (v) The Trustee shall be protected in acting in good
                  faith upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it to be genuine and to have been signed or sent by the proper Person or Persons.

                       (vi) The Trustee, without further investigation, may
                  rely upon the information and judgment of the Issuer contained in:

                           (1) a certificate, signed by an Authorized
                  Representative of the Issuer,

                                    (x) as to the existence or nonexistence of
                           any fact or facts stated therein;

                                    (y) as to the sufficiency or validity of any
                           instrument, paper or proceeding, other than a resolution of the Issuer; and

                                    (z) prior to the occurrence of an Event of
                           Default of which the Trustee has been notified as provided in Section 8.01(b)(viii) hereof or of which by reason of said Section the Trustee is deemed to have notice, as to the necessity or appropriateness of any particular dealing, transaction or action; and

                           (2) a certificate, signed by an Authorized
                  Representative of the Issuer, as to the due adoption and validity of a resolution of the Issuer.

                       (vii) The permissive right of the Trustee to do or
                  refrain from doing things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct, subject to the limitation of paragraph (i) of this subsection (b).

                       (viii) The Trustee shall not be required to take
                  notice or be deemed to have notice of any Event of Default hereunder except for Events of Default specified in subsections (a) or (b) of Section 7.01 hereof, unless the Trustee shall be specifically notified in writing of such Event of Default by the Issuer or by the Owners of at least twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds, and all notices or other instruments required by this Indenture to be delivered to the Trustee, must, in order to be effective, be delivered at the Principal Corporate Trust Office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Default except as aforesaid.

                        (ix) All moneys received by the Trustee shall be held
                  in trust in the manner and for the purposes for which they were received but need not be segregated from other moneys held by the Trustee except to the extent expressly required by this Indenture or by law. The Trustee shall not be liable for interest on any moneys received hereunder.

                        (x) At any reasonable time, the Trustee and its duly
                  authorized agents, experts and representatives may (but shall not be obligated to) inspect any of the security for the Bonds and any books, papers and records of the Issuer pertaining to the Agreement or the Bonds.

                           (xi) The Trustee shall not be required to give any
                  bond or surety in respect of the execution of the trusts and powers intended to be conferred upon it in this Indenture or otherwise in respect of the premises.

                           (xii) The Trustee may (but shall not be obligated to)
                  demand, as a condition precedent to the authentication of any Bonds, the withdrawal of any moneys, the release of any Property or the taking of any other action contemplated by this Indenture, any certificates, opinions, appraisals or other information or any corporate action or evidence thereof (in addition to any other prerequisites required in any other Section of this Indenture) which the Trustee may reasonably deem desirable for the purpose of establishing the right of the Issuer to the authentication of the Bonds, the withdrawal of the moneys, the release of the Property or the taking of such other action.

                           (xiii) Before taking any action under this Indenture,
                  the Trustee may require that satisfactory security or indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which may be adjudicated to have resulted from its own negligence, misconduct or willful default by reason of any action so taken.

                           (xiv) The Trustee shall not be personally liable for
                  any debts contracted, for damages arising from injury to Persons or damage to Property, for salaries or for non-fulfillment of contracts during any period when it may be in the possession of or managing any Property provided for in this Indenture, unless such have resulted from its negligence or willful misconduct.

                           (xv) The Trustee shall not be bound to make any
                  investigation into the facts or matters stated in any resolution, certificate, statement, instrument,. opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents, but the Trustee, in its discretion may make such further inquiry or investigation, and it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

                           (xvi) The Trustee may at any time request written
                  instructions from the Holders of the Bonds with respect to the interpretation of this Indenture or any action to be taken, suffered or not taken hereunder and may withhold action hereunder until it shall have received such written instructions from the Holders of a majority in principal amount of the Bonds at the time Outstanding (or, if no Bonds shall be Outstanding, of a majority in principal amount of the Bonds Outstanding as of the most recent time any Bonds were Outstanding). Notwithstanding any other provision herein and whether or not an Event of Default has occurred, the Trustee shall incur no, liability in so withholding any such action or with respect to any such action taken, suffered or not taken in accordance with such instructions.

                           (xvii) If at least ten percent (10%) of the Holders
                  in the principal amount of Bonds so request in writing, the Trustee shall obtain an opinion from Bond Counsel as to the current tax-exempt status of the Bonds.

                  (c) None of the provisions of this Section 8.01 shall apply to or limit the Trustee's mandatory obligations under Section 7.02 hereof.

                  Section 8.02. FEES, CHARGES AND EXPENSES OF TRUSTEE. The Trustee shall be entitled to payment of reasonable fees for its services rendered hereunder and reimbursement of all advances, counsel fees and other expenses reasonably made or incurred by the Trustee in connection with such services. Upon the occurrence of an Event of Default, but only upon the occurrence of an Event of Default, the Trustee shall have a first Lien with right of payment prior to payment on account of principal of and interest on any Bond upon the Trust Estate (exclusive of any moneys set aside for the payment of Bondholders) for the foregoing fees, charges and expenses of the Trustee. The Issuer shall have no liability to pay any fees, charges or other expenses of the Trustee hereinabove mentioned except from the amounts pledged under this Indenture.

                  Section 8.03. INTERVENTION BY TRUSTEE. In any judicial proceeding to which the Issuer is a party, the Trustee may, and if so requested in writing by the Owners of at least twenty-five percent (25%) in aggregate principal amount of the Bonds then Outstanding shall, intervene, to the extent permitted by law, on behalf of Bondholders. The Trustee shall not be required to intervene without receiving indemnity from the Bondholders for such undertaking.

                  Section 8.04. NOTICE TO OWNERS OF BONDS IF DEFAULT OCCURS.
If an Event of Default occurs of which the Trustee has been notified as provided in Section 8.01(b)(viii) hereof,- or of which by said subsection it is deemed to have notice, then the Trustee shall promptly give notice thereof to the Issuer, the Company and to the owner of each Bond.

                  Section 8.05. MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation or association into which the Trustee may be converted or merged, with which it may be consolidated or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party shall be licensed to accept the trusts created hereby and, ipso facto, shall be and become successor Trustee hereunder and be and become vested with all the trusts, powers, discretions, immunities, privileges and all other matters vested in its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto.

                  Section 8.06. RESIGNATION BY THE TRUSTEE. The Trustee and any successor Trustee may, at any time, resign from the trusts hereby created and be discharged of its duties and obligations under this Indenture by giving not less than thirty (30) days written notice to the Company and the Issuer and, by first-class mail, to each registered Holder of Bonds then Outstanding. Such resignation shall take effect upon the date specified in such notice, provided, however, that in no event shall such a resignation take effect until a successor Trustee has been appointed pursuant to Section 8.08 hereof. The Trustee may petition a court to have a successor Trustee appointed hereunder.

                  Section 8.07. REMOVAL OF THE TRUSTEE. The Trustee may be removed at any time without cause by an instrument which (i) is signed by the Owners of not less than fifty percent (50%) in aggregate principal amount of the Bonds then Outstanding, (ii) specifies the date on which such removal shall take effect and the name and address of the successor Trustee and (iii) is delivered to the Trustee, the Issuer and the Company. The Trustee may also be removed at any time for any breach of trust or for acting or proceeding, in violation of, or for failing to act or proceed in accordance with, any provision of this Indenture by any court of competent jurisdiction upon the application by the Issuer, the Company or the Owners of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then Outstanding.

                  Section 8.08. APPOINTMENT OF SUCCESSOR TRUSTEE BY THE BONDHOLDERS; TEMPORARY TRUSTEE. (a) In case the Trustee hereunder shall resign, be removed, be dissolved, be in the course of dissolution or liquidation or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor Trustee may be appointed by the owners of not less than fifty percent (50$) in aggregate principal amount of the Bonds then Outstanding by an instrument signed by such Bondholders and delivered to such successor Trustee, the predecessor Trustee, the Issuer and the Company.

                  (b) In case of the occurrence of any event affecting the Trustee hereunder described in subsection (a) of this Section 8.08, the Issuer, by an instrument signed by an Authorized Representative of the Issuer, shall promptly appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the Bondholders in the manner provided in subsection (a) of this Section 8.08. Such instrument appointing such temporary Trustee by the Issuer shall be delivered to the temporary Trustee so appointed, to the predecessor Trustee and to the Company. Any such temporary Trustee appointed by the Issuer shall immediately and without further act be superseded by any successor Trustee appointed by the Bondholders.

                  (c) Any Trustee appointed pursuant to the provisions of this Section 8.08 shall be a trust company, bank or national banking association which is authorized to exercise the corporate trust powers intended to be conferred upon it by this Indenture and which has a combined capital and surplus of at least $50,000,000.

                  Section 8.09. CONCERNING SUCCESSOR TRUSTEES. (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee and to the Issuer an instrument accepting such appointment hereunder. Thereupon, such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the Properties, rights, powers, trusts, duties and obligations of its predecessor Trustee.

                  (b) Every predecessor Trustee shall, upon the written request of the Issuer or the successor Trustee, execute and deliver an instrument transferring to such successor Trustee all the Properties, rights, powers and trusts of such predecessor Trustee hereunder and under the Agreement. Every predecessor Trustee shall deliver to its successor Trustee all securities and moneys held by it as Trustee hereunder. If any instrument from the Issuer shall be requested by any successor Trustee to more fully vest the successor trustee with the Properties, rights, powers and duties vested hereby or intended to be vested hereunder, any and all such instruments shall be executed, acknowledged and delivered by the Issuer.

                  (c) The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor Trustee hereunder, together with all other instruments provided for in this Article VIII, shall be filed and/or recorded by the successor Trustee in each recording office where this Indenture shall have been filed and/or recorded, if any.

                  Section 8.10. SUCCESSOR TRUSTEE AS CUSTODIAN OF FUNDS AND PAYING AGENT. In the event of a change of Trustees, the predecessor Trustee shall cease to be (i) custodian of the Funds created pursuant to Section 4.01 hereof and of all other moneys, Properties, rights and assets constituting the Trust Estate and (ii) bond registrar and the successor Trustee shall become such custodian, bond registrar and Paying Agent. Every predecessor Trustee shall deliver to its successor Trustee all books of account, the registration books, the list of Bondholders and all other records, documents and instruments relating to its duties as such custodian, bond registrar and Paying Agent.

                  Section 8.11. TRUSTEE TO EXERCISE POWERS OF STATUTORY TRUSTEE. The Trustee shall be and is hereby vested with all of the rights, powers and duties of a trustee which could be appointed by Bondholders pursuant to the Act or any other provision of law, and the right of Bondholders to appoint a trustee pursuant to the Act or any other provision of law is hereby abrogated, to the extent permitted by law.

                  Section 8.12. NOTICE TO RATING AGENCIES. The Trustee shall provide Moody's and S&P with prompt written notice following the effective date of such event of (i) any successor Trustee, (ii) any material amendments to this Indenture or the Agreement, or (iii) the defeasance or redemption in whole of the Bonds. Any such notice to Moody's shall be sent to 99 Church Street, New York, New York 10005, Attention: Structured Transactions Group. Any such notice to S&P shall be sent to 25 Broadway, New York, New York 10004, Attention: Steel Industry Analyst - Corporate Finance.

                  Section 8.13. LIMITATION ON TRUSTEE'S RESPONSIBILITIES RESPECTING ARBITRAGE. Nothwithstanding any provision of this Indenture to the contrary the Trustee shall not be liable or responsible for any calculation or determination which may be required in connection with or for the purpose of complying with Section 148 of the Code including, without limitation, the calculation of amounts required to be paid to the United States under the provisions of such Section 148 of the Code, the maximum amount which may be invested in "nonpurpose obligations" as defined in the Code and the fair market value of any investments made hereunder; and the sole obligation of the Trustee with respect to investments of funds hereunder shall be to invest the moneys received by the Trustee as provided herein pursuant to the written instructions of the Company.

                              [End of Article VIII]

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

                  Section. 9.01. SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF BONDHOLDERS. (a) Without the consent of or notice to any of the Bondholders, the Issuer and the Trustee may, with the consent of the Company, enter into one or more Supplemental Indentures, for any one or more of the following purposes:

                           (i) To cure any ambiguity, inconsistency or omission
                  in this Indenture or to cure, correct or supplement any defective provision of this Indenture in such manner as shall not impair the security hereof or adversely affect the Bondholders;

                           (ii) To grant to or confer upon the Trustee for the
                  benefit of the Bondholders any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the Bondholders or the Trustee;

                           (iii) To add to the covenants and agreements of the
                  Issuer in this Indenture other covenants and agreements to be observed by the Issuer;

                           (iv) To more precisely identify the Trust Estate;

                           (v) To subject to the Lien of this Indenture
                  additional Property;

                           (vi) To evidence the appointment of a separate
                  Trustee or a Co-Trustee or the succession of a new Trustee hereunder; or

                           (vii) To provide for the issuance of Additional
                  Bonds.

                  (b) The Trustee may rely upon an opinion of Independent Counsel as conclusive evidence that any such Supplemental Indenture complies with the foregoing conditions and provisions.

                  Section. 9.02. SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF BONDHOLDERS. (a) The Holders of not less than sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of the Bonds then Outstanding shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Trustee of such Supplemental Indentures as shall be deemed necessary and desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding any of the terms or provisions contained in this Indenture, in any Supplemental Indenture or in the Bonds; provided, however, that nothing contained in this Section 9.02 shall permit:

                           (i) A change in the terms of redemption or maturity
                  of the principal of or the interest on any Outstanding Bond or a reduction in the principal amount or redemption price of any Outstanding Bond or the rate of interest thereon without the consent of the Holder of each Bond;

                           (ii) The creation of a Lien upon the Trust Estate
                  ranking prior to or on a parity with the Lien created by this Indenture, or any part thereof;

                           (iii) A preference or priority of any Bond or Bonds
                  over any other Bond or Bonds;

                           (iv) A reduction in the aggregate principal amount of
                  the Bonds required (a) under Article IX for consent to such Supplemental Indenture or (b) under Article X for any modification or waiver of the provisions of the Agreement;

                           (v) The deprivation of the Holder of any Outstanding
                  Bond of the Lien of the Indenture; or

                           (vi) The release of the Lien on any of the Trust
                  Estate.

                  (b) If at any time the Issuer shall request the Trustee to enter into a Supplemental Indenture for any of the purposes enumerated in
Section 9.02(a) hereof, the Trustee, upon being satisfactorily indemnified with respect to expenses, shall cause notice of the proposed execution of a Supplemental Indenture to be mailed, by first-class mail, to the Company and all registered owners of Bonds then Outstanding at their addresses shown on the registration books kept by the Trustee. Such notice shall briefly summarize the contents of `the proposed Supplemental Indenture and shall state that copies thereof are on file at the office of the Trustee for inspection by all Bondholders. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to mail the notice required by this Section 9.02(b).

                  (c) If, within such period after the mailing of the notice required by Section 9.02(b) hereof as the Issuer shall prescribe with the approval of the Trustee, the Issuer shall deliver to the Trustee and the Company an instrument or instruments executed by the Holders of not less than sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of the Bonds then outstanding, referring to the proposed Supplemental Indenture as described in such notice and consenting to and approving the execution thereof, the Trustee shall execute such Supplemental Indenture.

                  (d) If the Holders of not less than sixty-six and two-thirds percent (66-2/3%) aggregate principal amount of the Bonds Outstanding at the time of the execution of any such Supplemental Indenture shall have consented to `and approved in writing the execution thereof as herein provided, no Holder of any Bond shall have any right to object to any of the terms and provisions contained therein, to question in any manner the propriety of the execution thereof or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof.

                  (e) The Trustee may rely upon an opinion of Independent Counsel as conclusive evidence that (i) any Supplemental Indenture entered into by the Issuer and the Trustee and (ii) the evidence of requisite Bondholder consent thereto comply with the provisions of this Section 9.02.

                  Section 9.03. BOND COUNSEL OPINION; CONSENT OF COMPANY TO SUPPLEMENTAL INDENTURES. Notwithstanding anything contained in this Indenture to the contrary, no Supplemental Indenture shall become effective unless and until
(a) the Company shall have consented in writing to the execution and delivery of such Supplemental Indenture and (b) the Trustee shall have received an unqualified opinion of Bond Counsel, satisfactory to the Trustee; that the execution, delivery and performance of the Supplemental Indenture will not adversely affect the exclusion from gross income of the interest payable on the Bonds for Federal income tax purposes or the exemption of the Bonds and the income therefrom from taxation by the State except inheritance, estate and transfer taxes.

                  Section 9.04. EFFECT OF SUPPLEMENTAL INDENTURES. Any Supplemental Indenture executed in accordance with the provisions of this
Article IX shall thereafter form a part of this Indenture. All the terms and conditions contained in any such Supplemental Indenture shall be part of the terms and conditions of this Indenture for any and all purposes.

                  Section 9.05. MODIFICATIONS BY UNANIMOUS ACTION. Notwithstanding anything contained in this Article IX, the rights and obligations of the Issuer and of the Holders of the Bonds and the terms and provisions of the Indenture or any Supplemental Indenture may be modified or amended in any respect upon the adoption of a Supplemental Indenture by the Issuer and the Trustee with the prior written consent of the Company and the Holders of all of the Outstanding Bonds, the consent of such Bondholders to be given as provided in Section 11.01 of this Indenture.

                               [End of Article IX]

                                    ARTICLE X

                             AMENDMENT OF AGREEMENT

                  Section 10.01. AMENDMENTS TO AGREEMENT NOT REQUIRING
CONSENT OF BONDHOLDERS. Without the consent of or notice to any of the Bondholders, the Issuer may enter into, and the Trustee may consent to, any amendment, change or modification of the Agreement as may be required (i) by the provisions thereof or of this Indenture, (ii) for the purpose of curing any ambiguity or formal defect or omission therein, (iii) to enter into a Supplemental Indenture as provided herein, (iv) in connection with any other change therein which, in the sole judgment of the Trustee, does not adversely affect the interests of the Trustee or the Holders of the Bonds or (v) to provide for the issuance of Additional Bonds. The Trustee may rely upon an opinion of Independent Counsel as conclusive evidence that any such amendment, change or modification complies with the provisions of this Section 10.01.

                  Section 10.02. AMENDMENTS TO AGREEMENT REQUIRING CONSENT OF BONDHOLDERS. Except for amendments, changes, or modifications as provided in
Section 10.01 hereof, neither the Issuer nor the Trustee shall consent to any amendment, change or modification of the Agreement without the mailing of notice to and the written approval or consent of the Holders of not less than sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of the Bonds at the time outstanding, such approval or consent to be procured and given in the manner set forth in Section 11.01 hereof; provided, however, that nothing contained in this Section 10.02 shall permit any amendment, change or modification of the Agreement that would permit the termination or cancellation of the Agreement (except as otherwise set forth therein)-or a change in the provisions of Section 4.2(a) or 4.2(f)(ii) of the Agreement without the consent of the Owners of all of the Outstanding Bonds. The Trustee may rely upon an opinion of Independent Counsel as conclusive evidence that any such amendment, change or modification and the evidence of requisite Bondholder consent comply with the requirements of this Section 10.02.

                               [End of Article X]

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.01. CONSENT OF BONDHOLDERS. (a) Any consent, request, direction, approval, objection or other instrument required or permitted by this Indenture to be signed and executed by the Bondholders may be in any number of writings of similar tenor and may be signed or executed by such Bondholders in person or by agent appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument, of the writing appointing any such agent and of the ownership of Bonds, if made in the following manner, shall be sufficient for any of the purposes of this Indenture and may be conclusively relied ` upon by the Trustee with regard to any action taken thereunder:

                           (i) The fact and date of the execution by any
                  Bondholder or his attorney of such instrument may be proved by
                  (A) the certificate (which need not be acknowledged or verified) of an officer of a bank or trust company satisfactory to the Trustee or of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in the state in which he purports to act that the person signing such instrument acknowledged to him the execution thereof on such date or (B) an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. The authority of the person, or persons executing any such instrument on behalf of a corporate Bondholder may be established without further proof if such instrument is signed by a person purporting to be the President or a Vice President of such corporation; affixed with a corporate seal and attested to by a person purporting to be its Secretary or an Assistant Secretary.

                           (ii) The ownership of Bonds, the amount, numbers and
                  other identification and the date of holding of the same shall be proved by the registration books kept by the Trustee as bond registrar.

                  (a) Any request, consent or vote of the Owner of any Bond shall bind all future owners of such Bond with respect to anything done, suffered to be done or omitted to be done by the Issuer or the Trustee in accordance therewith, unless and until such request, consent or vote is revoked by the filing with the Trustee of a writing, signed and executed by the Owner of the Bond, in form and substance and within such time as shall be satisfactory to the Trustee.

                  Section 11.02. LIMITATION OF RIGHTS. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any Person, other than the parties hereto, the Company and the Holders of the Bonds, any right, remedy or claim under or with respect to this Indenture or any covenants, conditions and provisions herein contained. This Indenture and all of the covenants, conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, the Company and the Holders of the Bonds as herein provided.

                  Section 11.03. SEVERABILITY. (a) If any provision of this Indenture shall, for any reason, be held to be or shall in fact be inoperative or unenforceable in any particular case, such circumstance shall not render the provision in question inoperative or unenforceable in any other case or circumstance or render any other provision herein contained inoperative or unenforceable.

                  (b) The invalidity of any one or more phrases, sentences, clauses, paragraphs or Sections in this Indenture shall not affect the remaining portions of this Indenture.

                  Section 11.04. NOTICES. (a) Except as otherwise expressly provided herein, all notices, certificates or other communications hereunder shall be in writing, shall be sufficiently given when delivered and, if delivered by mail, shall be sent by registered mail, postage prepaid, return receipt requested, addressed as follows:

                          To the Issuer:
                          --------------

                                    City of Weirton,
                                    West Virginia Weirton, West Virginia 26062
                                    ATTENTION:       Mayor

                         To the trustee:
                         ---------------

                                    Pittsburgh National Bank
                                    One Oliver Plaza - 23rd Floor
                                    Pittsburgh, Pennsylvania  15265
                                    ATTENTION:       Manager
                                                     Corporate Trust Department

                         To the Company:
                         ---------------

                                    Weirton Steel Corporation
                                    400 Three Springs Drive
                                    Weirton, West Virginia  26062
                                    ATTENTION:       President

                  (b) A duplicate copy of each notice, certificate or other communication given hereunder by any person listed above shall also be given to the others. The Issuer, the Company and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

                  Section 11.05. COUNTERPARTS. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  Section 11.06. APPLICABLE LAW. This Indenture shall be governed exclusively by the applicable laws of the State.

                  Section 11.07. NO RECOURSE. All covenants, stipulations, promises, agreements and obligations of the Issuer contained in this Indenture, the Agreement and all other documents and instruments connected herewith and therewith (collectively, the "Financing Documents") shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Issuer and not of any member, officer, employee or agent of the Issuer in his individual capacity, and no recourse under or upon any obligation, covenant or agreement contained in the Financing Documents or otherwise based upon or in respect to the Financing Documents, or any documents supplemental thereto, or for any of the Bonds or for any claim based thereon or otherwise in respect thereof, shall be had against any past, present or future members, officers, employees or agents, as such, of the Issuer or any successor public corporation or political subdivision thereof or any person executing the Financing Documents, either directly or through the Issuer or any successor public corporation or political subdivision thereof, it being expressly understood that the Financing Documents to which the Issuer is a party are solely corporate obligations, and that no such personal liability whatever shall attach to, or shall be incurred by, any such member, officer, employee or agent of the Issuer or any successor public corporation or political subdivision thereof or any person executing the Financing Documents because of the creation of the indebtedness thereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Financing Documents or implied therefrom; and that any and all such personal liability of, and any and all such rights and claims against, every such member, officer, employee or agent because of the indebtedness thereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Financing Documents or implied therefrom are, to the extent permitted by law, expressly waived and released as a condition of, and as consideration for, the execution of the Financing Documents.

                  Section 11.08. SURVIVAL. This Indenture shall remain in full force and effect until terminated pursuant to Article VI hereof.

                  Section 11.09. TABLE OF CONTENTS AND SECTION HEADINGS NOT CONTROLLING. The Table of Contents and the headings of the several Sections of this Indenture have been prepared for convenience of reference only and shall not control, affect the meaning of or be taken as an interpretation of any provision of this Indenture.

                  Section 11.10. BINDING EFFECT. This Indenture shall be binding upon the Issuer and the Trustee and their respective successors and assigns.

                  IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by its Mayor and, to evidence its acceptance of the Trust hereby created, the Trustee has caused these presents to be signed in its name and behalf by its duly authorized representative, all as of the date first above written.

                                       CITY OF WEIRTON, WEST VIRGINIA


                                       By
                                       --------------------------
                                                  Mayor

(SEAL)

ATTEST:

-------------------------------
Clerk

                                               PITTSBURGH NATIONAL BANK
                                                      As Trustee

                                               By
                                                  ----------------------------
                                                      Authorized Officer

(SEAL)

ATTEST:

---------------------

    --------------

STATE OF WEST VIRGINIA     )
                           :        ss.:
COUNTY OF HANCOCK          )


                  The undersigned, a Notary Public, does hereby certify that Edwin J. Bowman and Vincent J. Azzarello whose names as Mayor and City Clerk, respectively, of the City of Weirton, West Virginia, are signed to the foregoing Indenture of Trust, and who are each known to me and known to such officials, acknowledged before me on this day under oath that, being informed of the contents of the foregoing, they, in their capacities as such officials of the City of Weirton, West Virginia, and with full authority, executed and delivered the same voluntarily for and as the act of the City of Weirton, West Virginia on the day the same bears date.

                  Given under my hand and seal of office, this 1st day of November, 1989.


                                                      --------------------------

COMMONWEALTH OF PENNSYLVANIA        )
                                    :        ss.:
COUNTY OF ALLEGHENY                 )


                  On this 1st day of November, 1989, before me personally came
F. J. Deramo, to me personally known who, being by me duly sworn, did depose and say that he resides at 217 Chestnut Road, Edgeworth, PA 15143; that he is Vice President of PITTSBURGH NATIONAL BANK, the banking association described in and which executed the within Indenture of Trust; and that he signed his name thereto by authority of such banking association.

                                                      --------------------------
                                                             Notary Public

                                                                       EXHIBIT A

                             (Form of Face of Bond)

REGISTERED                                                            REGISTERED

No. R-                                                                $


                         CITY OF WEIRTON, WEST VIRGINIA
                    POLLUTION CONTROL REVENUE REFUNDING BOND
                 (Weirton Steel Corporation Project) Series 1989

BOND RATE                   MATURITY DATE        DATED DATE            CUSIP
8 5/8%                      November 1, 2014                     948804 AC3

REGISTERED OWNER:

PRINCIPAL AMOUNT:                                                 DOLLARS


                  CITY OF WEIRTON, WEST VIRGINIA (the "Issuer"), a public corporation and an incorporated municipality duly organized and existing under the Constitution and laws of the State of West Virginia (the "State"), acknowledges itself indebted and for value received promises to pay, solely from the sources and as hereinafter provided, to the Registered Owner named above, or registered assigns, the Principal Amount set forth above, on the Maturity Date set forth above, unless redeemed prior thereto as hereinafter provided, and in like manner to pay interest on said Principal Amount at the Bond Rate set forth above, payable semiannually on the first days, of May and November in each year commencing May 1, 1990, until the Issuer's obligation with respect to such Principal Amount has been discharged.

                  Interest on this bond shall be payable from the Bated Date set forth above and shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The principal of and premium, if any, on this bond is payable in lawful money of the United States of America upon presentation and surrender of this bond at the principal corporate trust office of Pittsburgh National Bank, as trustee (together with its successors in trust, the "Trustee"), or at the duly designated office of any successor Trustee under an indenture of trust, dated as of November 1, 1989, between the Issuer and the Trustee (which indenture, as from time to time amended and supplemented, is hereinafter referred to as the "Indenture"). Payment of interest on this bond shall be made on each interest payment date (the "Interest Payment Date") to the person in whose name this bond is registered at the close of business on the fifteenth day of the month next preceding any Interest Payment Date (the "Record Date"), as further provided in the Indenture, and shall be paid by check mailed by the Trustee to such registered owner at his address as it appears on the registration books of the Issuer maintained by the Trustee as bond registrar or at such other address as is furnished to the Trustee in writing by such registered owner.

                  Reference is hereby made to the further provisions of this bond set forth on the reverse side hereof, which provisions shall for all purposes have the same effect as if set forth on the face hereof.

                  This bond is issued pursuant to and in full compliance with the Constitution and laws of the State of West Virginia, and pursuant to proceedings of the Issuer authorizing the execution and delivery of, among other things, this bond and the Indenture.

                  It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the authorization, execution and delivery of the Indenture and the issuance .of this bond do exist, have happened and have been performed in due time, form and manner as required by law, and that this bond and the issue of which it forms a part, together with all other obligations of the Issuer, do not exceed or violate any constitutional or statutory limitations.

                  THIS BOND AND THE INTEREST HEREON ARE A LIMITED OBLIGATION OF THE ISSUER PAYABLE SOLELY FROM THE MONEYS PLEDGED THEREFOR AND SHALL NOT BE A DEBT OF THE STATE OF WEST VIRGINIA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE CITY OF WEIRTON, WEST VIRGINIA, AND NEITHER THE STATE OF WEST VIRGINIA NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE CITY OF WEIRTON, WEST VIRGINIA, SHALL BE LIABLE HEREON. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE ISSUER, THE STATE OR ANY OTHER POLITICAL SUBDIVISION OF THE STATE IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF THIS BOND OR THE INTEREST HEREON. THIS BOND AND THE INTEREST HEREON SHALL NOT BE A GENERAL OBLIGATION OF THE ISSUER OR A CHARGE UPON THE TAX REVENUES OF THE ISSUER OR UPON ANY OTHER REVENUES OR PROPERTY OF THE ISSUER NOT SPECIFICALLY PLEDGED THERETO. NO MEMBER OR OFFICER OF THE ISSUER OR ANY PERSON EXECUTING THIS BOND ON BEHALF OF THE ISSUER SHALL BE PERSONALLY LIABLE HEREON.

                  This bond shall not be valid, become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee.

                  IN WITNESS WHEREOF, CITY OF WEIRTON, WEST VIRGINIA, has caused this bond to be executed in its name by the manual or facsimile signature of its Mayor, has caused its corporate seal or a facsimile thereof to be affixed, impressed, imprinted or otherwise reproduced hereon and has caused such signature and such seal to be attested to by the manual or facsimile signature of its Clerk all on and as of the above Dated Date.

                                          CITY OF WEIRTON, WEST VIRGINIA


                                          By
                                            -----------------------------------
                                                         Mayor


(SEAL)

ATTEST:

------------------------------
         Clerk

                          (To Be Endorsed on All Bonds)

                (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)


                  This bond is one of the Bonds of the series therein specified described in the within-mentioned Trust Indenture.

                                     Pittsburgh National Bank, as Trustee

                                     By
                                        --------------------------------------
                                                Authorized Officer

                               [Reverse of Bond]"

                         CITY OF WEIRTON, WEST VIRGINIA
                    POLLUTION CONTROL REVENUE REFUNDING BOND
                 (Weirton Steel Corporation Project) Series 1989

                  This bond is one of a duly authorized series of bonds limited in aggregate principal amount to FIFTY-SIX MILLION THREE HUNDRED THOUSAND DOLLARS ($56,300,000) (the "Series 1989 Bonds"), issued and authorized to be issued for the purpose of paying the cost of refunding certain of the Issuer's outstanding pollution control revenue bonds (the "Prior Bonds") issued to finance (or refinance) the acquisition, construction and installation of certain pollution control equipment (the "Project") presently owned by, or leased to, Weirton Steel Corporation (the "Company") and located in the Company's steel manufacturing plant in the City of Weirton, West Virginia, so as to promote the job opportunities, health, general prosperity and welfare of the inhabitants of the State of West Virginia.

                  The Series 1989 Bonds are all issued under and are equally and ratably secured and entitled to the security given by the Indenture. The Indenture, among other things, assigns to the Trustee for the benefit of the Bondholders certain of the rights and remedies of the Issuer under a loan agreement (the "Agreement"), dated as of November 1, 1989, between the Issuer and the Company, including the right to collect and receive certain amounts payable thereunder, as security for the payment of the principal of, and premium, if any, and interest on the Series 1989 Bonds.

                  As long as the Agreement is in effect, and subject to the terms and conditions contained in the Indenture and the Agreement, one or more series of additional bonds may be issued under the Indenture pursuant to a supplemental indenture or indentures on a parity with, and secured and payable equally and ratably under the Indenture with, the Series 1989 Bonds for the purposes provided in the Agreement. The date or dates of such additional bonds, the rate or rates of interest on such additional bonds, the time or times of payment of the interest thereon and the principal thereof, and (except as otherwise provided in the Indenture) the redemption provisions, if any, with respect thereto all shall be provided in the supplemental indenture authorizing such additional bonds, rather than as provided in the Indenture, and may differ from the provisions with respect to the Series 1989 Bonds. Said additional bonds and the Series 1989 Bonds are collectively referred to herein as the "Bonds."

                  Reference is hereby made to the Agreement and the Indenture and to all amendments and supplements thereto (a copy of each of which is and will be on file at the principal corporate trust office of the Trustee) for the provisions, among others, with respect to the nature and extent of the security for the Bonds, the rights, duties and obligations of the Issuer, the Company, the Trustee and the Owners of the Bonds and the terms upon which the Bonds are issued and secured. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

                  The Bonds are issuable as fully registered bonds without coupons in the denominations of $5,000 or any integral multiple of $5,000 in excess thereof.

                  This bond is fully negotiable and transferable, as provided in the Indenture, only upon the books of the Issuer' kept by the Trustee, and, subject to the limitations provided in the Indenture, may be negotiated and transferred by the registered owner hereof in person or by his attorney duly authorized in writing upon the surrender of this bond together with a written instrument of transfer reasonably satisfactory to the Trustee. Thereupon, a new bond or bonds, in registered form, in the same aggregate unpaid principal amount and of the same maturity, interest rate and series as this bond shall be issued to the transferee in exchange herefor as provided in the Indenture.

                  The Issuer, the Trustee and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether this bond shall be overdue or not, for the purpose of receiving payment of the principal of, premium, if any, and (subject to the provisions of the Indenture) interest on this bond and for all other purposes. All such payments so made to the registered owner hereof shall satisfy and discharge the liability upon this bond to the extent of the sum or sums so paid, and the Issuer, the Trustee and any paying agent shall not be affected by any notice to the contrary.

                  The Bonds are subject to mandatory redemption prior to their maturity upon a "Determination of Taxability" (as hereinafter defined) with respect to any Bond. If so called for redemption, the Bonds shall be redeemed by the Issuer in whole at any time within one hundred eighty (180) days after such Determination of Taxability, at one hundred percent (100%) of the aggregate principal amount of the Bonds then Outstanding, plus accrued interest to the redemption date.

                  A "Determination of Taxability" shall be deemed to have been made upon the first to occur of the following events:

                           (i) the date on, which the Company notifies the
                  Trustee that an "Event of Taxability" (as hereinafter defined) has occurred, which notice is supported by one or more tax schedules, returns or documents that evidence the occurrence of such Event of Taxability;

                           (ii) the date on which the Company or the Trustee is
                  advised by private ruling, technical advice or any other written communication from any authorized official of the Internal Revenue Service that, based upon any filings of the Company or any other person or entity, or upon any review or audit of the Company or any other person or entity, or upon any other grounds whatsoever, an Event of Taxability has occurred;

                           (iii) the date on which the Trustee or the Company is
                  advised that a court of competent jurisdiction has issued an order, declaration, ruling or judgment to the effect that an Event of Taxability has occurred; or

                           (iv) the date the Trustee shall have received written
                  notice from any owner of any Bond that it has received a written assertion or claim by any authorized official of the Internal Revenue Service that an Event of Taxability has occurred;

provided, however, that no Determination of Taxability described in clause (i) above shall be deemed to have occurred unless the Trustee shall have received a written opinion of Bond Counsel satisfactory to the Trustee, in form and substance satisfactory to the Trustee, to the effect that an Event of Taxability has occurred.

                  "Event of Taxability," with respect to any Bond, means a change of law or regulation, or the interpretation thereof, or the occurrence of any other event or the existence of any other circumstance (including without limitation the fact that any representation or warranty of the Company or the Issuer made in connection with the issuance of the Bonds is or was untrue) that has the effect of causing interest payable on any Bond to be includable in the gross income of the owner thereof for Federal income tax purposes (other than by reason that such interest (i) is includable in the gross income of an owner or former owner of a Bond while such owner or former owner is or was a "substantial user" of the Project or a "related person" to a "substantial user," as such terms are used in Section 103(b)(13) of the Internal Revenue Code of 1954, as amended, or (ii) is deemed an item of tax preference, including without limitation an item subject to any alternative minimum tax).

                  The Bonds shall be redeemed prior to maturity by the Issuer in whole at any time at 100% of the principal amount thereof, plus interest accrued thereon to the date set for redemption, if the Company elects to terminate the Agreement upon the occurrence of one of the following events:

                           (i) the Project shall have been damaged or destroyed
                  to such extent that (a) in the reasonable opinion of the Company, the Project cannot be reasonably restored within a period of 6 months from the date of such damage or destruction, or (b) the Company is thereby prevented or, in the reasonable opinion of the Company, is likely to be prevented from carrying on its normal operation of the Project for a period of 6 months from the date of such damage or destruction; or

                           (ii) title to, or the temporary use of all or
                  substantially all, of the Project shall have been condemned by a competent authority which condemnation results or, in the reasonable opinion of the Company, is likely to result in the Company being thereby prevented from carrying on its normal operation of the Project for a period of 6 months; or

                           (iii) as a result of changes in the Constitution of
                  the United States of America or of the State of West Virginia or of legislative or executive action of any political subdivision thereof or of the United States of America or by final decree or judgment of any court, after the contest thereof by the Company, the Agreement becomes void or unenforceable or, in the reasonable opinion of the Company, the Agreement becomes impossible of performance in accordance with the intent and purposes of the parties as expressed therein or unreasonable burdens or excessive liabilities are imposed upon the Company by reason of the operation of the Project; or

                           (iv) a change shall have occurred in the economic
                  availability of raw materials, manufactured products, energy sources, operating supplies or facilities necessary for the operation of the Project for the purposes for which the Project was originally constructed, or such technological or other changes shall have occurred that, in the reasonable opinion of the Company, the Project is rendered uneconomic, impractical or unfeasible for the purposes for which it was originally constructed.

                  The Series 1989 Bonds also shall be redeemed prior to maturity by the Issuer, at the option of the Company, in whole at any time or in part from time to time on any Interest Payment Date on and after November 1, 1999, upon payment in each case of the applicable redemption price (expressed as a percentage of the principal amount of such Series 1989 Bonds to be so redeemed), as set forth in the schedule below, together with interest accrued thereon to the date set for redemption:

                          Period During
                          Which Redeemed
                      (Both dates inclusive)                                        Redemption Price
                      ----------------------                                        ----------------
November 1, 1999 to October 31, 2000                                                     102%
November 1, 2000 to October 31, 2001                                                     101-1/2%
November 1, 2001 to October 31, 2002                                                     101%
November 1, 2002 to October 31, 2003                                                     100-1/2%
November 1, 2003 and thereafter                                                          100%


                  In the event of redemption of less than all the Bonds Outstanding, the Trustee shall (i) select the Bonds to be redeemed by lot and
(ii) for such purposes, treat each Bond .in a denomination greater than $5,000 as if it were that number of separate Bonds derived by dividing its denomination by $5,000.

                  Whenever Bonds are to be redeemed as aforesaid, the Trustee shall give notice of the redemption of the Bonds in the name of the Issuer stating: (i) the Bonds or portions thereof to be redeemed; (ii) -the redemption date; (iii) the redemption price; and (iv) that if moneys or Government obligations sufficient for such redemption have been deposited with the Trustee, from and after the redemption date, interest on any Bond so called for redemption shall cease to accrue.

                  Notice required as aforesaid shall be given by the Trustee by first-class mail, postage prepaid, not less than thirty (30) days nor more than forty-five (45) days prior to the redemption date, to the registered owners of any Bonds to be redeemed in whole or in part at the addresses of such registered owners appearing on the registration books. Any failure to give such notice or any defect therein shall not affect the proceedings for redemption of any Bond as to which no such failure or defect has occurred.

                  On the redemption date, all Bonds or portions thereof so called for redemption shall cease to bear interest and shall no longer be secured by or entitled to the benefits of the Indenture, provided that moneys or Government Obligations for their redemption are on deposit with the Trustee at that time.

                  In the event the date fixed for payment of interest or premium, if any, on or principal of this bond or the date fixed for redemption of this bond shall not be a Business Day, then the payment of interest or premium on or the principal or redemption price of this bond, as the case may be, need not be made on such date but shall be made on the next succeeding Business Day with the same force and effect as if made on such date fixed for payment or such date fixed for redemption, as the case may be, and no interest attributable to any such delay shall accrue. "Business Day" shall mean any day of the week other than a Saturday, Sunday or legal holiday in The City of New York, New York or the City of Pittsburgh, Pennsylvania, or a day on which banking institutions in The City of New York, New York or the City of Pittsburgh, Pennsylvania, are authorized by law to close.

                  In the event that there shall occur a Designated Event and a Qualifying Downgrade, the Owner of this bond may tender to the Company and require the Company to purchase all or any portion of this bond (but only in denominations of $5,000 or any integral multiple thereof) on the Repurchase Date, all as more fully described in the Indenture. The Company has agreed in the Agreement to purchase each Series 1989 Bond so tendered at a purchase price equal to 100% of the principal amount thereof, plus accrued interest thereon to the Repurchase Date.

                  Upon the occurrence of an Event of Default, the principal hereof and interest hereon may be declared to be forthwith due and payable in the manner, upon the conditions and with the effect provided in the Indenture.

                  The Owner of this bond shall have no right to enforce the provisions of the Indenture, to institute any action to enforce the covenants therein, to take any action with respect to any Event of Default thereunder or to institute, appear in or defend any suit or other proceedings with respect thereto, except as otherwise expressly provided in the Indenture. In addition, the right of the Owner of this bond to institute or prosecute a suit for the enforcement of payment hereof or to enter a judgment in any such suit is limited to the extent that such action would result in the surrender, impairment, waiver or loss of the Lien of the Indenture for the equal and ratable benefit of all Bondholders.

                  Modifications or alterations of the Indenture or the Agreement (or any supplements thereto) may be made only to the extent and under the circumstances permitted by the Indenture.


                           -------------------------

                  The following abbreviations, when used in the inscription on the face of this bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - _____________ Custodian _____________
                       (Cust)                 (Minor)
                  under Uniform Gifts to Minors
                  Act _____________
                        (State)

Additional abbreviations may also be used though not in the above list.

                              (FORM OF ASSIGNMENT)

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               --------------------------------------------------------------
PLEASE INSERT TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (please print or typewrite name and address of assignee)

the within bond and all rights and title thereunder, and hereby irrevocably constitutes and appoints __________________________________ attorney to transfer the within bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       -----------------------------        -----------------------------------

-------------------------------
NOTICE: The signature above must correspond with the name as it appears upon the face of the within bond in every particular, without enlargement or alteration, and the Taxpayer Identification Number must be furnished.

Signature Guaranty:
                     ----------------------------------------------------------
The signature must be guaranteed by a member of a national securities exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company located in the United States of America.